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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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March 23, 2018

Dear Fellow Innoviva Stockholder:

        I am pleased to invite you to attend Innoviva, Inc.'s 2018 Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Tuesday, April 24, 2018 at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 220 West 42nd Street, 21st Floor, New York, NY 10036. The Annual Meeting will begin promptly at 9:00 a.m., local time. For directions to the Annual Meeting, please write to our Corporate Secretary at Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005.

        Your Board of Directors (the "Board of Directors") is recommending a highly qualified, experienced and diverse slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect five directors; (2) cast a non-binding advisory vote to approve named executive officer compensation; (3) ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2018; and (4) take action upon any other business as may properly come before the Annual Meeting.

        The accompanying materials include the Notice of Annual Meeting of Stockholders and proxy statement (the "Proxy Statement"). The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.

        Also enclosed with these proxy materials is a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of our Board of Directors.

        Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors' nominees, and in accordance with the Board of Directors' recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

        If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares on the proxy card.

        Holders of shares as of the close of business on March 19, 2018, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.

        If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

        On behalf of your Board of Directors, thank you for your continued support and interest.

Very truly yours,

Eric d'Esparbes Interim Principal Executive Officer, Senior Vice President and Chief Financial Officer

 Innoviva, Inc.
2000 Sierra Point Parkway, Suite 500
Brisbane, California 94005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 24, 2018

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Innoviva, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, April 24, 2018 at 9:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 220 West 42nd Street, 21st Floor, New York, NY 10036 for the following purposes:

Proposal 1:	To elect five directors to serve for the ensuing year.
Proposal 2:	To approve a non-binding advisory resolution regarding executive compensation.
Proposal 3:	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

        To conduct any other business properly brought before the Annual Meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 19, 2018. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

        YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD.

        If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

By Order of the Board of Directors
Eric d'Esparbes Interim Principal Executive Officer, Senior Vice President and Chief Financial Officer

Brisbane, California
March 23, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on Tuesday, April 24, 2018:

The Proxy Statement is available at http://investor.inva.com/proxy.cfm.

 Innoviva, Inc.
2000 Sierra Point Parkway, Suite 500
Brisbane, California 94005

PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement (the "Proxy Statement") is furnished in connection with solicitation of proxies by our Board of Directors (the "Board of Directors") for use at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, April 24, 2018 at 9:00 a.m., local time, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 220 West 42nd Street, 21st Floor, New York, NY 10036. For directions to the Annual Meeting, please write to our Corporate Secretary at Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005. As used in this Proxy Statement, the terms "Innoviva," the "Company," "we," "us," and "our" mean Innoviva, Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Innoviva, Inc. is soliciting your proxy to vote at the Annual Meeting to be held Tuesday, April 24, 2018 at 9:00 a.m., local time, and any postponements or adjournments thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

        We intend to mail this Proxy Statement and accompanying proxy card on or about March 23, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

What is included in the proxy materials?

        The proxy materials include:

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  This Proxy Statement for the Annual Meeting;

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  Our 2017 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2017; and

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  The proxy card.

Can I attend the Annual Meeting?

        You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 19, 2018 (the "Record Date"). Admission will begin at 8:30 a.m., local time, on the date of the Annual Meeting, and you must present valid picture identification, such as a driver's license or passport, and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m., local time.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 101,143,959 shares of the Company's Common

Stock, par value $0.01 per share (the "Common Stock"), outstanding. The holders of Common Stock have the right to one vote for each share they held as of the Record Date.

        In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the place of the Annual Meeting on Tuesday, April 24, 2018 and will be accessible for ten days prior to the Annual Meeting at our principal place of business, 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005, between the hours of 9:00 a.m. and 5:00 p.m., local time.

  Stockholder of Record: Shares Registered in Your Name

        If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, that organization cannot vote your shares on the election of directors (Proposal 1) or on the non-binding advisory resolution regarding executive compensation (Proposal 2). We encourage you to provide voting instructions to the brokerage firm, bank, dealer or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.

What does it mean if I receive more than one proxy card?

        Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

        If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.

What am I voting on?

        The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposals.

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed

Proposal 1: Elect five directors to serve until the 2019 Annual Meeting of Stockholders.	FOR	Majority Votes Cast	No

Proposal 2: Approval a non-binding advisory resolution regarding executive compensation.	FOR	Majority Votes Cast	No

Proposal 3: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.	FOR	Majority Votes Cast	Yes

        Majority Votes Cast means, with respect to Proposal 1, that the number of votes cast "FOR" a director's election exceeds 50% of the votes cast with respect to that director's election and, with respect to Proposals 2 and 3, that the proposal would be approved if it receives an affirmative majority of the votes cast. For this purpose, votes cast shall exclude abstentions and broker non-votes.

        Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

        In an uncontested election of directors, such as Proposal 1, our Bylaws mandate that directors be elected by a majority vote of votes cast, as described below under "ELECTION OF DIRECTORS—MAJORITY VOTING BYLAW." In contested elections, our Bylaws mandate that directors be elected by a plurality vote. For purposes of our Bylaws, a contested election is any election of directors for which our Secretary determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Our Secretary has determined that the election at the Annual Meeting is an uncontested election. Accordingly, the provisions of our Bylaws relating to majority voting for directors in uncontested elections will be applicable to the Annual Meeting.

        Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by February 19, 2018. We did not receive any such nominations and no other nominations for election to our Board of Directors may be made by stockholders at the Annual Meeting.

        If for some reason any of the Board of Directors' nominees are unable to serve, or for good cause will not serve, if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board of Directors and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board of Directors' remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board of Directors' nominees would be unable or for good cause unwilling to serve as a director if elected.

How do I vote?

        With regard to the election of directors (Proposal 1), you may (i) vote "For" the five nominees to the Board of Directors, (ii) vote "Against" the election of one or more of the nominees and vote "For" the remaining nominees, (iii) vote "Against" all of the nominees or (iv) you may withhold your authority to vote for any nominee you specify. You may not vote your proxy "For" the election of any persons in addition to the five named nominees. For Proposals 2 and 3, you may vote "For" or "Against" or abstain from voting. We do not have cumulative voting rights for the election of directors. The procedures for voting are explained below.

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record as of the Record Date, you may vote by using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

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  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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  To vote on the Internet, please follow the instructions provided on your proxy card.

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  To vote by telephone, please follow the instructions provided on your proxy card.

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  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent as of the Record Date, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.

What if I return a proxy card but do not make specific choices?

        If you return a signed proxy card without marking any voting selections, your shares will be voted (1) "For" the election of each of the five nominees for director, (2) "For" approval of the non-binding advisory resolution regarding executive compensation and (3) "For" ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2018.

        If you are not a record holder (i.e., your shares are held through a broker, bank, brokerage firm, dealer or other similar organization), your broker is required to vote such shares in accordance with the instructions you provide. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or on the non-binding advisory resolution regarding executive compensation (Proposal 2).

What happens if additional matters are presented at the Annual Meeting?

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How are votes counted?

        Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes, if any. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for any of the proposals on the agenda. Broker non-votes, if any, as described in the next paragraph, have no effect and will not be counted toward the vote total for any of the proposals on the agenda.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 3 are "non-discretionary" and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1 or 2 unless you provide voting instructions to the record holder.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

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  You may change your vote using the Internet or telephone methods described above prior to the Annual Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted.

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  You may submit another properly completed proxy card with a later date.

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  You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005.

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  You may attend the Annual Meeting and vote in person. If you are not a record holder of shares, you must provide a "legal" proxy from the record holder in order to vote your shares in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

        Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—Proposal 3 (to ratify the appointment of Ernst & Young LLP). Your broker will not have discretion to vote on the following "non-routine" matters absent direction from you: Proposal 1 (the election of directors) or Proposal 2 (the advisory resolution regarding executive compensation). Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on the Record Date, are represented at the Annual Meeting by stockholders present either in person or by proxy. On the Record Date, there were 101,143,959 shares of Common Stock outstanding and entitled to vote. Thus, 50,571,980 shares must be represented by stockholders present either in person at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote in person at the Annual Meeting. Abstentions and any broker non-votes will be counted toward the quorum requirement.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Innoviva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published, if available, on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the end of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to report preliminary results, and to file an amendment to such Form 8-K to report the final results within four business days after the final results are known to us.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials in the mail?

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice of Annual Meeting of Stockholders and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our principal executive offices at Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and be received by the Corporate Secretary of the Company on or before November 23, 2018. If you wish to submit a proposal to be presented at the 2019 annual meeting of stockholders but which will not be included in the Company's proxy materials, your Solicitation Notice, as defined in our Bylaws, must be received by the Corporate Secretary of the Company at Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005, Attention: Corporate Secretary, no earlier than January 7, 2019 and no later than February 6, 2019. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Innoviva's current Bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.inva.com.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten directors. However, as of the Annual Meeting, the size of our Board of Directors will decrease to five directors. The five nominees for election to the Board of Directors at the Annual Meeting, and their ages as of the Record Date, their positions and offices held with the Company and certain biographical information are set forth below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

The Board of Directors unanimously recommends that you vote "FOR" all of the Board of Directors' nominees.

        Each director to be elected will hold office until the next annual meeting of stockholders, or until the director's death, resignation or removal. All of the nominees listed below are currently directors of the Company and their nomination has been recommended by the Nominating/Corporate Governance Committee and approved by the Board of Directors. It is our policy to encourage nominees for director to attend the Annual Meeting. Generally, we schedule our annual meeting of stockholders on the same day as a meeting of our Board of Directors to facilitate attendance by the director nominees. Five of our seven directors serving as of our 2017 annual meeting attended the meeting in person.

        All of the nominees named in this Proxy Statement have been nominated by our Board of Directors to be elected by holders of our Common Stock and each person nominated for election has agreed to serve if elected. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

NOMINEES

Name	Age	Positions and Offices Held With the Company
George W. Bickerstaff, III	62	Director
Mark DiPaolo, Esq.	47	Director
Jules Haimovitz	67	Director
Odysseas D. Kostas, M.D.	43	Director
Sarah Schlesinger, M.D.	58	Director

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

        George W. Bickerstaff III has served as a member of our Board of Directors since December 2017 and is currently a member of the Audit Committee of the Board of Directors (the "Audit Committee"). He currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG. Mr. Bickerstaff currently serves on the board of directors of Inovio Pharmaceuticals, Inc., CareDx, Inc., Cardax, Inc. and Axovant Sciences Ltd. Mr. Bickerstaff previously served on the board of directors of ARIAD Pharmaceuticals, Inc. until it was acquired by Takeda Pharmaceutical Company Limited in February 2017. Mr. Bickerstaff has demonstrated leadership in his field, his understanding of our industry and his senior management experience contributed to our conclusion that he should serve as a director.

        Mark DiPaolo, Esq. has served as a member of our Board of Directors since February 2018. Mr. DiPaolo has been a Partner and the General Counsel of Sarissa Capital Management LP, a registered investment advisor, since May 2013. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2005 - 2013, Mr. DiPaolo served as a senior member of Icahn Capital's investment team, working on all aspects of Carl Icahn's activist investment strategy. Prior to working with Icahn Capital, Mr. DiPaolo was an attorney with Willkie Farr & Gallagher LLP. Since August 2017, Mr. DiPaolo has been a member of the board of directors of Novelion Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University. Mr. DiPaolo's substantial experience in operations, transactions, law and corporate governance and knowledge of our field contributed to our conclusion that he should serve as a director.

        Jules Haimovitz has served as a member of our Board of Directors since February 2018. Mr. Haimovitz is currently President of Haimovitz Consulting, Inc. He previously served as a member of the board of directors of Ariad Pharmaceuticals, where he was also a member of the audit committee; Dial Global, Inc., where he was also member of the audit committee; and Imclone Pharmaceuticals, where he served as chairperson of the audit committee. Mr. Haimovitz has also served as Chief Executive Officer or Chief Operating Officer of the following companies: Spelling Entertainment, Inc., King World Productions and VJN, Inc. Mr. Haimovitz holds a B.S. and M.A. degree in Mathematics from Brooklyn College. Mr. Haimovitz has demonstrated leadership in his field, his knowledge of financial and financing matters and his prior board service contributed to our conclusion that he should serve as a director.

        Odysseas D. Kostas, M.D. has served as a member of our Board of Directors since December 2017 and is currently a member of the Compensation Committee of the Board of Directors (the "Compensation Committee") and the Nominating/Corporate Governance Committee of the Board of Directors (the "Nominating/Corporate Governance Committee"). He is a Partner and Senior Analyst at Sarissa Capital Management LP. Sarissa Capital focuses on improving the strategies of companies to enhance shareholder value. Prior to joining Sarissa Capital, Dr. Kostas served as a Director at Evercore ISI (formerly ISI), covering the biotechnology and pharmaceutical industries. Previously, he practiced internal medicine as part of the Yale New Haven Health System and was engaged as a consultant to various biotechnology companies. Dr. Kostas currently serves on the board of directors of Enzon Pharmaceuticals. Dr. Kostas has a B.S from Massachusetts Institute of Technology (MIT) and a M.D. from University of Texas Southwestern Medical School. Dr. Kostas has demonstrated leadership in his field, his knowledge of our industry and experience in our industry contributed to our conclusion that he should serve as a director.

        Sarah J. Schlesinger, M.D. has served as a member of our Board of Directors since February 2018. Dr. Schlesinger is an Associate Professor of Clinical Investigation at Rockefeller University and Senior Attending Physician at Rockefeller University Hospital. Dr. Schlesinger led the Dendritic Cell section of the Division of Retrovirology at the Walter Reed Army Institute of Research and was also a member of the Division of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology from 1994 to 2002. In 2002, Dr. Schlesinger rejoined Rockefeller University and began working with the International AIDS Vaccine Initiative as a Scientist in Vaccine Research and Design. Dr. Schlesinger has been a member of Rockefeller University Hospital's Institutional Review Board ("IRB") (Ethics Committee) since 2003 and previously served as IRB's vice-chairperson. In 2017 she assumed the position of chairperson of the IRB. She is currently the director of the education and training programs at Rockefeller University Center for Clinical and Translational Science and serves on the Medical Staff Executive Committee of Rockefeller University Hospital. Dr. Schlesinger currently serves on the board of three non-profit organizations: the AIDS Vaccines Advocacy Coalition, Global

Viral and The Hastings Center, the pre-eminent center for the study of bioethics. Dr. Schlesinger served as an independent corporate director of Ariad Pharmaceuticals from 2013 until its sale to Takeda Pharmaceutical Company Limited in 2017. Dr. Schlesinger has a B.A. from Wellesley College and a M.D. from Rush Medical College in Chicago, Illinois. Dr. Schlesinger has demonstrated leadership in her field and her substantial knowledge of our industry contributed to our conclusion that she should serve as a director.

Incumbent Directors Not Standing For Election

        In February 2018, each of William H. Waltrip, Patrick G. LePore, Barbara Duncan, Catherine J. Friedman and Paul A. Pepe (collectively, the "Incumbent Directors") notified the Board of Directors that they did not intend to stand for re-election at the Annual Meeting, so that they may devote their respective efforts to other commitments. None of the Incumbent Directors decision to not stand for reelection was the result of any disagreement with the Company relating to the Company's operations, policies or practices.

Agreement with Sarissa

        On February 12, 2018, we entered into an agreement (the "Sarissa Agreement") with Sarissa Capital Management LP, and certain of its affiliates (collectively, the "Sarissa Group"). Concurrently with the execution of the Sarissa Agreement, pursuant to resolutions approved by the Board of Directors, the total number of directors constituting the Board of Directors was increased from eight (8) to ten (10) directors in accordance with our Amended and Restated Bylaws, and each of Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo, Esq. were appointed as directors to fill an existing and the resulting vacancies on the Board of Directors with a term expiring at the Annual Meeting or until their respective successors have been duly elected and qualified.

        Pursuant to the Sarissa Agreement, we also agreed, among other things, to (a) convene the Annual Meeting no later than May 1, 2018, and to not postpone or adjourn (once convened) the Annual Meeting without the prior written consent of the Sarissa Group, and (b) nominate a five-person slate for election as directors at the Annual Meeting consisting solely of Odysseas Kostas, M.D., George Bickerstaff, III, Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo, Esq. If prior to the Annual Meeting, any of the foregoing nominees is unable to serve or informs us that he or she does not wish to serve or ceases to serve (or indicates to us his or her desire to cease to serve) as a director for any reason, the Sarissa Group will have the ability to identify a replacement, subject to the provisions of the Sarissa Agreement. We also agreed to reimburse the Sarissa Group for its reasonable out-of-pocket fees and expenses (including legal expenses) in an aggregate amount of up to $2.7 million. In addition, we agreed that prior to the completion of the Annual Meeting, we will not, without the prior written consent of the Sarissa Group, (i) increase the size of (or support any person who is seeking to increase the size of) the Board of Directors or fill any vacancy on the Board of Directors, or (ii) amend our certificate of incorporation or bylaws.

        The Sarissa Agreement further provides that, so long as we have not materially breached the Sarissa Agreement, the Sarissa Group will, and will cause its affiliates to, vote all of the shares of Common Stock that are beneficially owned by them as of the record date for the 2018 Annual Meeting for the election of each of Odysseas Kostas, M.D., George Bickerstaff, III, Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo, Esq. at the Annual Meeting.

Required Vote for Proposal 1

        The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of the director nominees. You may vote "FOR" or "AGAINST" on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1

"FOR" the election of Messrs. Bickerstaff, Haimovitz and DiPaolo and Drs. Kostas and Schlesinger to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. Pursuant to our Amended and Restated Bylaws, a majority of votes cast means that the number of votes cast "FOR" a director's election must exceed fifty percent (50%) of the number of votes cast with respect to that director's election. For this purpose, votes cast shall exclude abstentions and broker non-votes. A broker non-vote with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

        Pursuant to our Corporate Governance Guidelines, as amended, each of Messrs. Bickerstaff, Haimovitz and DiPaolo and Drs. Kostas and Schlesinger will be required to tender an irrevocable, conditional resignation that will be effective only upon both (i) the failure of such director to receive the required vote at the Annual Meeting for reelection and (ii) our board of directors' acceptance of such resignation. If any of the director nominees fail to receive the required vote for reelection, the Nominating/Corporate Governance Committee of our Board of Directors will act on an expedited basis to determine whether to accept such director's resignation, and it will submit its recommendation for prompt consideration by our Board of Directors. The Nominating/Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director's resignation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH OF THE COMPANY'S NOMINEES.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing standards of The Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management and counsel have reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards.

ELECTION OF DIRECTORS—MAJORITY VOTING BYLAW

        On February 8, 2017, we amended and restated our Bylaws to implement a majority voting standard in uncontested elections of directors. The majority voting standard provides that a director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. Under such a "majority voting standard," the number of votes cast "For" the election of a nominee must exceed fifty percent (50%) of the number of votes cast with respect to that nominee's election. Under a majority voting standard, abstentions and broker non-votes would not be counted as votes cast either "For" or "Against" a director's election and will thus have no effect in determining whether the requisite vote had been obtained. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting held for the election of directors at which a quorum is present. A contested election means any election of directors for which the Secretary of the Company determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. In a contested election, stockholders shall not be permitted to vote against any nominee.

        Pursuant to our Corporate Governance Guidelines, as amended, the Board of Directors shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders' meeting at which such person faces reelection and (ii) the Board of Directors' acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with our Corporate Governance Guidelines, as amended.

        Under the Corporate Governance Guidelines, as amended, if an incumbent director fails to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to recommend that the Board of Directors accept such director's irrevocable, conditional resignation, and the Nominating/Corporate Governance Committee shall submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors shall decide whether or not to accept such resignation and shall promptly disclose and explain its decision in a Current Report on Form 8-K (or successor form) filed with the SEC within ninety (90) days after the date the results of the relevant election are certified by the inspector of elections. An incumbent director whose resignation is under consideration shall abstain from participating in the Nominating/Corporate Governance Committee's deliberations and recommendation regarding such resignation as well as the Board of Directors' deliberations and its decision regarding such resignation. The Nominating/Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board of Directors accept a director's resignation. In deciding whether to accept a director's resignation, the Board of Directors shall consider the recommendation of the Nominating/Corporate Governance Committee, the factors considered by the Nominating/Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the incumbent director's resignation is not accepted by the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified, or until sooner displaced. If the Board of Directors accepts such an incumbent director's resignation or if a nominee who failed to receive the required vote is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company's Bylaws.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Chairman of the Board of Directors typically presides over these executive sessions. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and a Stock Option Committee. The following table provides membership and meeting information for each of the Board of Directors' committees during 2017:

Director	Audit	Compensation		Nominating/ Corporate Governance		Stock Option
Michael W. Aguiar						X
Barbara Duncan	X	X
Catherine J. Friedman	X	X	(1)	X	(2)
Patrick G. LePore		X		X	(3)
Paul A. Pepe	X	X	(4)	X	(5)
James L. Tyree(6)		X		X
William H. Waltrip				X
Total meetings in fiscal year 2017	10	8		7			(7)

(1)
Appointed Chairperson of the Compensation Committee on July 20, 2017.

(2)
Appointed on July 20, 2017.

(3)
Appointed as a member and Chairperson of the Nominating/Corporate Governance Committee on March 3, 2017.

(4)
Appointed on July 20, 2017.

(5)
Resigned as a member and Chairperson of the Nominating/Corporate Governance Committee on March 3, 2017.

(6)
Resigned from the Board of Directors and as a member and Chairperson of the Compensation Committee and as a member of the Nominating/Corporate Governance Committees on June 2, 2017.

(7)
The Stock Option Committee did not meet in 2017.

        The following table provides membership and meeting information for each of the Board of Directors' committees as of the Record Date:

Director	Audit		Compensation		Nominating/Corporate Governance
George W. Bickerstaff, III(1)	X
Barbara Duncan	X		X
Catherine J. Friedman		(2)	X	*	X
Odysseas D. Kostas, M.D.(3)			X		X
Patrick G. LePore					X	*
Paul A. Pepe	X	*	X
William H. Waltrip					X

*
Current Committee Chairperson.

(1)
Mr. Bickerstaff joined the Audit Committee on January 4, 2018.

(2)
Ms. Friedman resigned from the Audit Committee on January 4, 2018.

(3)
Dr. Kostas joined the Compensation Committee and Nominating/Corporate Governance Committee on January 4, 2018.

        As of the Record Date, there were no members of the Stock Option Committee.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee oversees our accounting practices, systems of internal controls, enterprise risk management and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by our independent auditors; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; reviews our overall enterprise risk management framework, consults with management and the independent auditors regarding our policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by us; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with our policies and procedures with respect to related-person transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Audit Committee are George Bickerstaff, Barbara Duncan and Paul A. Pepe (Chairperson). The Audit Committee met ten (10) times during 2017. Prior to or promptly following the Annual Meeting, we expect the Board to appoint directors to the Audit Committee following the expiration of the current Audit Committee members' terms.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current and prospective members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Paul A. Pepe is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board of Directors made a qualitative assessment of Mr. Pepe's and level of knowledge and experience based on a number of factors, including his post-graduate education in finance and many years of relevant experience.

  Compensation Committee

        The Compensation Committee reviews and approves our overall compensation strategy and policies. Specifically, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the Compensation Committee's functions can be found in the Compensation Committee's charter, which is published in the corporate governance section of our website at www.inva.com. The current members of the Compensation Committee are Barbara Duncan, Catherine J. Friedman (Chairperson), Odysseas Kostas, M.D. and Paul Pepe. All current members of the Compensation Committee are independent (as independence is defined for board members in the Nasdaq listing standards and as independence is defined for compensation committee members in the Nasdaq listing standards). Prior to or promptly following the Annual Meeting, we expect the Board to appoint directors to the Compensation Committee following the expiration of the current Compensation Committee members' terms.

        The Compensation Committee met eight (8) times during 2017. Neither our former chief executive officer nor current Interim Principal Officer participates in the determination of his own compensation or the compensation of directors. However, they may make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and may participate in the Compensation Committee deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

        The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. FW Cook serves at the pleasure of the Compensation Committee rather than our management and its fees are approved by the Compensation Committee. FW Cook provides the Compensation Committee with data about the compensation paid by our peer group and other employers who compete with us for executives, updates the Compensation Committee on new developments in areas that fall within the Compensation Committee's jurisdiction and is available to advise the Compensation Committee regarding all of its responsibilities. FW Cook also provides data and recommendations concerning the compensation of directors. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Compensation Committee.

        The Compensation Committee, in consultation with FW Cook, reviews and approves the overall strategy for compensating members of the Board of Directors. Specifically, the Compensation Committee reviews the compensation of the directors and recommends to the Board of Directors any changes to the compensation of the directors.

  Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), evaluating and making recommendations to the Board of Directors concerning stockholder nominees for election as directors, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors and advising the Board of Directors on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Nominating/Corporate Governance Committee are Catherine Friedman, Odysseas Kostas, M.D. and Patrick G. LePore (Chairman). Prior to or promptly following the Annual Meeting, we expect the Board to appoint directors to the Nominating/Corporate Governance Committee following the expiration of the current Nominating/Corporate Governance Committee members' terms. All current members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met seven (7) times during 2017.

        Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating/Corporate Governance Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating/Corporate Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Nominating/Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

        The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by the Stockholder—Director Communications Policy. Our Stockholder—Director Communications Policy can be found on the corporate governance section of our website at www.inva.com.

  Stock Option Committee

        The Stock Option Committee, of which our former chief executive officer and director was the sole member in 2017, may grant equity awards under the 2012 Equity Incentive Plan (the "2012 Incentive Plan") to employees who are not executive officers. During 2017, the Stock Option Committee did not meet. The Stock Option Committee does not currently have any members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Catherine J. Friedman, Patrick LePore and Paul Pepe served on the Compensation Committee during 2017 and James L. Tyree served on the Compensation Committee until his resignation from the Board of Directors on June 2, 2017. None of the members of the Compensation Committee was at any time during the 2017 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        Mr. Waltrip has served as lead independent director since April 2005 and as Chairman of the Board of Directors since October 2014. As the lead independent director and as Chairman, Mr. Waltrip coordinates the activities of the other independent directors, including coordinating an appropriate schedule of Board of Directors and committee meetings, suggesting agenda topics for meetings of the Board of Directors, coordinating on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the Board of Directors' independent directors, discussing the results of the Chief Executive Officer's performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, delivering the results of the evaluation to the Chief Executive Officer, and coordinating with the Corporate Secretary responses to questions and/or concerns from stockholders, employees or other interested parties. Prior to or promptly following the Annual Meeting, we expect the Board to appoint a director to succeed Mr. Waltrip as Chairman upon expiration of his term as a director at the Annual Meeting.

        Our Board of Directors has determined to separate the roles of Chairman and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while further enabling the Chairman of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board of Directors, particularly as the Board of Directors' oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board of Directors is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

RISK OVERSIGHT MANAGEMENT

        The Audit Committee reviews our overall enterprise risk management framework, including our overall risk exposures and our processes around the management and monitoring of such risks, and the allocation of responsibilities for specific risk areas across our management, the Board of Directors and committees of the Board of Directors. The Audit Committee will discuss with our management our major financial, legal, reporting and compliance risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met forty-one (41) times during 2017. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with the Board of Directors or a particular director should send correspondence to Innoviva, Inc. at 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005, Attention: Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company's books and, if the Common Stock is held by a brokerage firm or other intermediary, the name and address of the beneficial owner of the Common Stock and (ii) the number of shares of the Company's Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our stockholder-director communications policy, the Corporate Secretary has been instructed, in his discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Corporate Secretary will forward such communication, depending on the subject matter, to the chairperson of a committee of the Board of Directors or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

        The Company has adopted the Innoviva, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on May 1, 2017, is available on the corporate governance section of our website at www.inva.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code of Business Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable law.

        Our non-employee directors receive both cash and equity compensation for services provided as a director. Equity compensation is structured as periodic automatic grants under a program implemented under our 2012 Equity Incentive Plan, which are non-discretionary. In October 2017, both the cash and equity components of our compensation program for our non-employee directors were amended, effective immediately, as described below.

        Cash Compensation.    Prior to the October 2017 amendment of our non-employee director compensation program, each member of our Board of Directors who was not an employee was paid the following retainers for Board of Directors and committee service:

  •
  $50,000 annual retainer for service as a member of our Board of Directors;

  •
  an additional $25,000 annual retainer for service as the lead independent director of our Board of Directors (provided such individual was not then serving as chairman of our Board);

  •
  an additional $50,000 annual retainer for service as the chairman of our Board of Directors;

  •
  $10,000 annual retainer for service as a member of our Audit Committee;

  •
  an additional $15,000 annual retainer for service as the chairperson of our Audit Committee;

  •
  $10,000 annual retainer for service as a member of our Compensation Committee;

  •
  an additional $12,500 annual retainer for service as the chairperson of our Compensation Committee;

  •
  $5,000 annual retainer for service as a member of our Nominating/Corporate Governance Committee; and

  •
  An additional $7,500 annual retainer for service as the chairperson of our Nominating/Corporate Governance Committee.

        In October 2017, the lead independent director retainer was eliminated and the retainer paid to the chairman of our board was reduced to $25,000 per year.

        The members of our Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors' meetings in accordance with Company policy.

        Equity Compensation.    Prior to the October 2017 amendment of our non-employee director compensation program, our non-employee directors received the following initial equity awards upon joining our Board of Directors and annual equity awards in connection with each annual meeting of stockholders:

  •
  Annual Equity Awards—Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who continued to serve as a member of the Board of Directors was automatically granted an RSU award covering a number of shares of our Common Stock equal to $250,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. Each annual RSU award vested on the sooner of the next annual stockholder meeting or the one year anniversary of the date of grant, subject to the director's continuous service through such date.

  •
  Initial Equity Awards—On the date of joining our Board of Directors, each new non-employee director was automatically granted a one-time initial RSU award covering a number of shares of our Common Stock equal to $250,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. This initial RSU award vested in two equal annual installments over the director's first two years of service. In addition, the new non-employee director also received the annual equity award described above (if joining on the date of our annual meeting of stockholders) or a pro-rated annual equity award (if joining on any other date) that vested on the sooner of the next annual stockholder meeting or the one-year anniversary of the date of grant. The size of each pro-rated annual equity award was based on the number of whole months remaining until the anniversary of the prior year's stockholders' meeting.

        In October 2017, the value of the annual equity awards was reduced to $225,000 and the value of the initial equity awards was reduced to $125,000.

        All RSU awards granted to our non-employee directors pursuant to the automatic grant program will vest in full if the Company is subject to a change in control or the director dies while in service and will be settled in shares of our Common Stock on the vesting date. RSU awards granted to our non-employee directors pursuant to the automatic grant program after October 2017 will also vest in full if the director becomes disabled while in service. Additionally, all RSU awards granted to our non-employee directors pursuant to the automatic grant program carry dividend equivalent rights to be credited with an amount equal to all cash dividends paid on the underlying shares of our Common Stock while unvested, which are paid in cash upon vesting.

        In addition to the automatic RSUs described above, directors are also eligible to receive other equity awards under our 2012 Equity Incentive Plan.

        Reductions in Non-Employee Director Compensation.    In October 2017, the following reductions were made to the cash and equity compensation payable to our non-employee directors:

  •
  The lead independent director retainer was eliminated;

  •
  The annual retainer paid to the chairman of our Board of Directors was reduced to $25,000;

  •
  The value of the annual equity awards described above was reduced to $225,000; and

        The value of the initial equity awards described above was reduced to $125,000.

2017 Director Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2017, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)(3)(4)	Total ($)
(a)	(b)		(c)	(h)
George Bickerstaff, III(5)	1,766		199,989	201,755
Barbara Duncan	60,000		250,000	310,000
Catherine J. Friedman	77,846		250,000	327,846
Odysseas Kostas, M.D.(5)	1,766	(6)	199,989	201,755
Patrick G. LePore	70,382		250,000	320,382
Paul A. Pepe	81,602		250,000	331,601
James L. Tyree(7)	32,788		250,000	282,788
William H. Waltrip	105,000		250,000	355,000

(1)
Includes the annual retainers earned or paid to each director.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards granted to the director during 2017 computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 23, 2018 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(3)
As of December 31, 2017, the directors held outstanding RSUs under which the following number of shares of our Common Stock are issuable: Mr. Bickerstaff, III (14,513); Ms. Duncan (31,314); Ms. Friedman (35,027); Dr. Kostas (14,513); Mr. LePore (32,664); Mr. Pepe (35,027); and Mr. Waltrip (27,442).

(4)
As of December 31, 2017, the following directors held outstanding options to purchase the following number of shares of our Common Stock: Ms. Friedman (15,170); Mr. Pepe (15,170); Mr. Tyree (15,170); and Mr. Waltrip (45,510).

(5)
Appointed as a director on December 19, 2017.

(6)
These fees were paid to Sarissa Capital Management LP.

(7)
Mr. Tyree resigned as a director on June 2, 2017.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

        In July of 2010, the Board of Directors adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning on the later of July 20, 2015 or after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, and whether or not vested) with a value equal to at least three times their annual base cash retainer. The guidelines were amended in October of 2017 to increase the number of shares our non-employee directors are expected to hold to a value equal to at least ten times their annual cash retainer. Our non-employee directors have five years from the date of the amendment to comply with the increased guideline.

        All non-employee directors with at least one year of service on our Board of Directors own sufficient shares of our Common Stock or unvested RSUs to satisfy the stock ownership guidelines, as amended.

 PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This is commonly referred to as a "Say-On-Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As described further in the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement, beginning on page 26, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation program are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders.

        2017 was a successful year for Innoviva, as we met or exceeded the majority of the corporate goals that were set for the year. Additionally, our stock price appreciated in value from $10.70 per share at the end of 2016 to $14.19 per share at the end of 2017. The year was highlighted by record revenues, operating profits and cash flow which were enabled by strong commercial performance of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®, and the initiation of sales by our partner, Glaxo Group Limited (GSK), in the U.S. market of TRELEGY® ELLIPTA®.

        Following the 2017 Say-On-Pay vote, where approval by our stockholders was lower than in prior years, our Compensation Committee implemented a number of changes in connection with 2018 compensation decisions, and which are further highlighted in the "Compensation Discussion and Analysis." It is also anticipated that following the Annual Meeting our Compensation Committee will be comprised of three members, none of whom served as directors or members of our Compensation Committee at the time that 2017 compensation decisions were made.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking stockholders to vote on the following resolution:

        RESOLVED, that the Company's stockholders approve the compensation of the Company's named executive officers as disclosed in the 2017 Summary Compensation Table and the accompanying tables and narrative, including "Compensation Discussion and Analysis."

        This Say-On-Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL 2.

 PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2017	2016
	(in thousands)
Audit Fees(1)	$730	$568
Audit Related Fees(2)	—	87
Tax Fees(3)	264	300
All Other Fees	—	—

Total Fees	$994	$955

(1)
For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2017 and 2016 and the audit of internal control over financial reporting as of December 31, 2017 and 2016. For the years ended December 31, 2017 and 2016, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees for services associated with our registration statements, and accounting consultations.

(2)
Audit related fees for the year ended December 31, 2016 include the audits associated with the royalties earned from the collaboration arrangement with GlaxoSmithKline for the year ended December 31, 2015.

(3)
Tax fees include tax compliance, advisory and planning services.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL 3.

 REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "10-K").

        The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (the "PCAOB") Audit Standard No. 1301, Communications with Audit Committees. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with Ernst & Young LLP the independent auditors' independence.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the SEC.

        Submitted by the following members of the Audit Committee:

Paul A. Pepe, Chairman George W. Bickerstaff, III Barbara Duncan

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 19, 2018 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 101,143,959 shares of Common Stock outstanding as of March 19, 2018. Options to purchase shares of our Common Stock that are exercisable within 60 days of March 19, 2018 and RSUs that may be settled on or within 60 days of March 19, 2018 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
GlaxoSmithKline plc(2) 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom	32,005,260	31.64%
FMR LLC(3) 245 Summer Street Boston, MA 02210	13,794,465	13.64%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	7,161,282	7.08%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10022	11,291,145	11.16%

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Named Executive Officers and Directors		*
Michael W. Aguiar(6)	987,740	*
George W. Bickerstaff, III(7)	5,442	*
Mark DiPaolo, Esq(8)	2,427	*
Barbara Duncan(9)	40,861	*
Catherine J. Friedman(10)	88,975	*
Jules Haimovitz(11)	14,627	*
Odysseas D. Kostas, M.D(12)	5,442	*
Patrick G. LePore(13)	45,471	*
Paul A. Pepe(14)	88,975	*
Sarah J. Schlesinger, M.D(15)	2,427	*
William H. Waltrip(16)	207,299	*
George Abercrombie, RPh, MBA(17)	405,750	*
Eric d'Esparbes(18)	384,866	*
Michael Faerm(19)	121,637	*
Theodore Witek, Jr., Dr.P.H.(20)	172,805	*
All current executive officers and directors as a group (13 persons)(21)	1,465,367	1.44%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005.

(2)
Based on a Schedule 13D/A filed with the SEC on April 13, 2017. Shares are held of record by Glaxo Group Limited ("GGL"), a limited liability company organized under the laws of England and Wales and a wholly-owned subsidiary of GlaxoSmithKline plc ("GSK"), an English public limited company.

(3)
The various individuals, funds and entities that are deemed to be the beneficial owners of these shares, and the individuals, funds and entities having sole and shared voting power over these shares, are set forth in the Schedule 13G/A filed on February 13, 2018 and on which the information reported herein is based.

(4)
Based on a Schedule 13G/A filed with the SEC on February 7, 2018.

(5)
Based on a Schedule 13G/A filed with the SEC on February 8, 2018.

(6)
Mr. Aguiar resigned as President, Chief Executive Officer and director effective February 6, 2018. Information is based on Company records as of the time of Mr. Aguiar's resignation and subsequent transactions of which the Company has been made aware of through March 19, 2018.

(7)
Includes 5,442 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(8)
Includes 2,427 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(9)
Includes 19,857 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(10)
Includes: (i) 15,170 shares subject to stock options exercisable within 60 days of March 19, 2018 and (ii) 19,857 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(11)
Includes 2,427 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(12)
Includes 5,442 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(13)
Includes 19,857 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(14)
Includes: (i) 15,170 shares subject to stock options exercisable within 60 days of March 19, 2018 and (ii) 19,857 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(15)
Includes 2,427 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(16)
Includes: (i) 45,510 shares subject to stock options exercisable within 60 days of March 19, 2018 and (ii) 19,857 shares subject to RSUs that will settle within 60 days of March 19, 2018.

(17)
Includes: (i) 233,424 restricted shares subject to performance-based and time-based vesting and (ii) 95,833 shares subject to stock options exercisable within 60 days of March 19, 2018.

(18)
Includes 286,458 restricted shares subject to performance-based and time-based vesting.

(19)
Mr. Faerm resigned as Senior Vice President and Chief Business Officer and director effective February 7, 2018. Information is based on Company records as of the time of Mr. Faerm's resignation.

(20)
Includes 117,188 shares subject to stock options exercisable within 60 days of March 19, 2018.

(21)
Includes an aggregate of 288,871 shares subject to options exercisable within 60 days of March 19, 2018, 117,450 shares subject to RSUs that will settle within 60 days of March 19, 2018 and 519,882 restricted shares subject to performance-based and time-based vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        We believe that during the fiscal year ended December 31, 2017, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were required.

 COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

        For 2017, our "named executive officers" include:

  •
  Michael W. Aguiar, our former President and Chief Executive Officer;

  •
  Eric d'Esparbes, our Senior Vice President and Chief Financial Officer;

  •
  George B. Abercrombie, our Senior Vice President and Chief Commercial Officer;

  •
  Theodore J. Witek, Jr., our Senior Vice President and Chief Scientific Officer; and

  •
  Michael E. Faerm, our former Senior Vice President and Chief Business Officer.

        On February 6, 2018, Mr. d'Esparbes was appointed interim Principal Executive Officer. Mr. d'Esparbes succeeded Mr. Aguiar following his resignation as President and Chief Executive Officer. Mr. d'Esparbes has continued to serve as our Senior Vice President and Chief Financial Officer while acting as interim Principal Executive Officer. In addition, on February 7, 2018, Mr. Faerm resigned as our Senior Vice President and Chief Business Officer.

Executive Summary

        2017 was a successful year for Innoviva, as we met or exceeded the majority of the corporate goals that were set for the year. The year was highlighted by record revenues, operating profits and cash flow which were enabled by strong commercial performance of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®, and the initiation of sales by our partner, Glaxo Group Limited (GSK), in the U.S. market of TRELEGY® ELLIPTA®. Specific highlights included the following:

  •
  Our stock price appreciated in value from $10.70 per share at market close on December 30, 2016 (the last trading day of 2016) to $14.19 per share at market close on December 29, 2017 (the last trading day of 2017).

  •
  Royalties earned in 2017 reached $227.9 million, up 56% from 2016.

  •
  Net royalty revenues in 2017 were $214.1 million, compared to $132.7 million in 2016, an increase of 61% during the period.

  •
  Net income attributable to Innoviva stockholders in 2017 was up 125% compared to 2016, reaching $134.1 million (or $1.25 per basic share), compared to $59.5 million in 2016 (or $0.54 per basic share).

Corporate Governance Policies

        We have the following corporate governance policies that complement our executive compensation program:

        Our Stock Ownership Guidelines that were adopted in February 2012 require each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically six times salary for the CEO and two times salary for the other executive officers. Officers are required to be in compliance with these guidelines by the five year anniversary of the adoption of the guidelines, or, if later, by the five year anniversary of their commencement of service as an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of the after-tax Innoviva shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards, or an open-market purchase.

        Our Recoupment Policy, or clawback policy, permits the Company to recoup a portion of executive officers' cash bonuses in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, to the extent that the bonus is earned based on financial metrics that are the subject of the restatement.

Compensation Philosophy and Objectives

        The primary goal of our executive compensation program is to maintain a compensation program that fairly compensates employees, allows us to attract and retain highly qualified employees, motivates the performance of employees towards clearly defined corporate goals, rewards goal achievement and aligns employees' long-term interests with those of our stockholders.

        In June 2014, we successfully separated our drug discovery and development business into a separate publicly traded company, following which we transformed our business from a drug discovery company to a company focused on royalty management. In connection with such transformation, our philosophy has been to transition from a pay model that emphasized the drug pipeline-driven business of a research and development company to a compensation program that is better suited to a company that manages the royalties of its biopharmaceutical portfolio.

        We believe the skills and experience required to be successful managing the drug portfolio include not only those of a biopharmaceutical executive, including both commercial and development functions, but also experience in maximizing the value of long-lived financial assets. Our Compensation Committee continues to evaluate our executive compensation practices in light of our new business model and the needs of our business. Our Compensation Committee has reviewed peer group data for context when making compensation decisions, but the Company does not target a particular level of relative compensation. Instead our Compensation Committee applies its discretion and business judgment to make individual compensation decisions.

Compensation Committee

        Following the Annual Meeting, the Compensation Committee is expected to be comprised of three members, none of whom served as directors or members of the Compensation Committee at the time that 2017 compensation decisions were made. During 2017, the Compensation Committee was comprised of three independent members of the Board of Directors. The Compensation Committee's primary responsibilities are to review the performance of our management in achieving corporate objectives and to assure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. Historically and in connection with 2017 compensation decisions, our CEO has assessed the contributions of senior management relative to the corporate goals and made a recommendation to the Compensation Committee with respect to any merit increase in salary, cash bonus (based on the fiscal year's cash bonus pool for all employees determined by the Compensation Committee) and annual equity award for each member of the executive team, other than himself. In addition, the Compensation Committee met with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducted a similar evaluation of the CEO's contributions when the CEO was not present, and determined any increase in salary, cash bonus and annual equity award for the CEO.

2017 Vote on Executive Compensation

        At our 2017 annual meeting of stockholders, approximately 53% of our stockholders voted "For" a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. However, this followed a 2016 vote in which 91% of our stockholders voted "For" our executive compensation program. The Compensation Committee makes the majority of its executive officer pay decisions in the first quarter of each year, so most 2017 compensation decisions were made prior to the 2017 stockholder vote. After the 2017 vote and following discussions with stockholders and the Compensation Committee's independent executive compensation consultant, the Compensation Committee implemented a number of changes in connection with its 2018 compensation decisions. These changes are not reflected in our named executive officer's 2017 compensation as our 2017 compensation programs were already in place at the time of the advisory vote. The changes that the Compensation Committee made for 2018 included:

  •
  Freezing base salaries and target bonuses for our named executive officers.

  •
  Setting fewer goals for our annual bonus plan with weightings determined in advance.

  •
  Increasing the proportion of performance-based to time-based equity awards that are granted annually from 33% to at least 50%.

  •
  For the 2018 performance-based equity awards: (i) measuring performance after three years only, rather than after two and three years; and (ii) capping the payout at 75% of target if absolute total shareholder return over the performance period is negative.

        In connection with such compensation changes for 2018, our Compensation Committee also determined that funding for our 2017 annual bonuses would not exceed actual EBITDA achievement versus the pre-established 2017 EBITDA goal. As further discussed below, actual 2017 annual bonuses were only paid at target despite overachievement of the 2017 EBITDA goal.

Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority and as described in the "Compensation Committee" section beginning on page 15, the Compensation Committee confers from time to time with its independent executive compensation consultant, FW Cook. FW Cook is retained by and reports directly to the Compensation Committee and its role is to assist and advise the Compensation Committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the Compensation Committee and with the advance knowledge and approval of the Chairman of the Compensation Committee. The Compensation Committee has the sole authority to retain and dismiss its outside compensation consultants.

Peer Group

        In making compensation decisions, our Compensation Committee refers to comparative compensation data from a group of peer companies. The peer group utilized for compensation decisions in 2017 was established in July 2015. The peer group was focused on other biopharmaceutical companies that were of similar size, were primarily focused on commercial activities (as opposed to drug discovery activities), and relied on other organizations for direct product promotion and sales. The criteria utilized in selecting the peer group was focused on companies with a commercial drug, market capitalizations between 0.5 - 2.5 times our market capitalization at the time the peers were chosen (range of about $600 million to $5 billion in light of our $2.1 billion market capitalization at the time), limited or no internal sales force and an emphasis on companies without compounds in phase 3 of research and development. In selecting peer companies, market capitalization was emphasized since it directly affects equity compensation values and is the relevant metric in terms of stockholder value managed by the executive team on behalf of stockholders. Our market capitalization at the time the peer group was selected was $2.1 billion compared to a peer group median of $2 billion. Our peer group established in July 2015 consists of the following companies:

AMAG Pharmaceuticals	Anacor
Arena Pharmaceuticals	ARIAD Pharmaceuticals
Dyax	Halozyme
Immunogen	Insys
Ironwood Inc.	Ligand Pharmaceuticals Inc.
Mannkind	Momenta Pharmaceuticals Inc.
Nektar Therapeutics	Orexigen
Pacira	PDL BioPharma, Inc.

        Our Compensation Committee typically revisits our peer group every two years. Accordingly, in October 2017, a revised peer group was established for use in evaluating 2018 compensation decisions. The goal of the review was to reduce the size range utilized for market capitalization while focusing on drug development companies with at least one commercial drug, a small employee population and no internal sales force. Our Compensation Committee believes that these criteria reflect our labor market as well as the key characteristics of our business. The peer group established in October 2017 had a market capitalization (at median, utilizing 2016 data points) of approximately $850 million compared to our market capitalization of roughly $1.3 billion at the time. This placed us at above the 75th percentile in relative size for both revenue and market capitalization. The peer group consists of the following companies, which are mostly smaller companies but viewed by the Compensation Committee as a sample without size bias:

AMAG Pharmaceuticals	Coherus BioSciences, Inc.
Corcept Therapeutics Inc.	Eagle Pharmaceuticals Inc.
Enanta Pharmaceuticals Inc.	FibroGen Inc.
Immunogen Inc.	Lexicon Pharmaceuticals, Inc.
Ligand Pharmaceuticals Inc.	Momenta Pharmaceuticals Inc.
Nektar Therapeutics	PDL BioPharma, Inc.
Retrophin, Inc.	Sucampo Pharmaceuticals Inc.

        When making compensation decisions, the Compensation Committee does not target a particular percentile of the peer group data. The actual 2017 compensation of our named executive officers varied, in some cases it was above the median of our peer group, and in other cases it was below the median. For Mr. Aguiar, our former CEO, his total compensation for 2017 as reported in the 2017 Summary Compensation Table was below the median of other CEOs in the Company's peer group.

Principal Elements of Compensation

Base Salaries

        Base salaries are set to reflect compensation commensurate with the individual's current position and work experience. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for our named executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation. In making base salary decisions our Compensation Committee reviews market data, however that data provides only a reference point for the Compensation Committee.

        Our Compensation Committee reviews base salaries for our named executive officers annually, generally in the first quarter of each year. Historically, the CEO had proposed salary adjustments (in target percentages) to the Compensation Committee (other than for himself) based on any changes in market salaries, individual performance and/or changes in job duties and responsibilities. The Compensation Committee would then determine any salary adjustment applicable to each of the named executive officers. For 2017, our former CEO recommended a merit increase of 3.5% for Messrs. d'Esparbes, Faerm, Abercrombie and Witek, which following discussion by the Compensation Committee were approved. Our Compensation Committee also approved a 3.5% merit increase in Mr. Aguiar's base salary from $749,858 to $776,103.

Annual Cash Incentive Compensation

        Our named executive officers are eligible for annual cash incentives under a Company-wide bonus program. Annual cash incentives for our named executive officers are designed to reward the achievement of key corporate goals for the year, which we believe in turn should increase stockholder value over time. The annual cash incentive awards for our named executive officers are based on our achievement of specific performance goals over which we have direct control or significant influence and that are established at the beginning of the fiscal year.

        At the end of the year, our Compensation Committee reviews the Company's performance against the goals and determines the overall level of achievement, which determines the size of the Company's bonus pool for all employees. Shortly thereafter, the Compensation Committee determines individual bonus amounts for the named executive officers. In making both of these determinations, the Compensation Committee typically considers a briefing from the Company's former CEO on Company-wide performance against goals and the individual contributions of the named executive officers (other than himself) toward achievement of the goals.

        Each of our named executive officers has a target bonus stated in terms of a percentage of the officer's base salary. No changes were made to the target bonus percentages of our named executive officers in 2017 and they remained at 75% for our former CEO and at 50% for each of our other named executive officers. In 2017, similar to recent years, each of our named executive officers was eligible to earn up to two times their target bonus percentage.

2017 Bonus Goals

        In the first quarter of 2017, our Compensation Committee established the goals applicable to our Company-wide bonus program for 2017. The table below sets forth our 2017 goals that applied to our bonus program for all employees, including our named executive officers, the determination of our Compensation Committee on whether or not each goal was achieved and, to the extent a goal was achieved, whether it was determined to be overachieved. These goals (other than with respect to one supplemental goal) did not include any sales targets for BREO® and ANORO®, our partnered respiratory programs, since we do not have direct control over sales and marketing activities. Specific weightings are not assigned to the goals, in order to provide our Compensation Committee with flexibility to determine each goal's relative weight and importance on the basis of actual results. The Compensation Committee focused on EBITDA from our partnered programs as the most important measure since it requires both revenue and management of controllable costs to create EBITDA. Additionally, in connection with the compensation changes discussed above for 2018, our Compensation Committee also determined that funding for our 2017 annual bonuses would not exceed actual EBITDA achievement versus the pre-established 2017 EBITDA goal.

        In addition to the Company-wide goals set forth below, our Compensation Committee also established an individual goal for our former CEO, focused on successful investor relations.

Goal	Achieved	Overachieved
Directly Controllable Goals
Financial Performance—$172 million EBITDA (excluding stock-based compensation)	X	X	(1)
Review of Potential New Asset Purchases	X	X	(2)
• Four assets reviewed, three through diligence, plus assessment by Compensation Committee of quality
Indirectly Controllable Goals
GSK Relationship/2017 Annual Budget Goals	X
• RELVAR®/BREO®
• Inclusion of Study to Understand Mortality and MorbidITy (SUMMIT) in chronic obstructive pulmonary disease (COPD)—data in label	X
• Stretch goal: File Salford Lung Study results/data in label for COPD
• Completion of Salford Lung Study in asthma	X
• Track and encourage Salford Lung Study asthma data in label
• ANORO®
• Completion of ANORO® ELLIPTA® vs. Stiolto head to head study	X
• Closed Triple
• Completion of InforMing the PAthway of COPD Treatment (IMPACT) study	X
• Potential approval of TRELEGY® ELLIPTA® (Closed Triple) in the U.S.	X
• GSK
• Develop compelling customer/market insights and commercial proposals to GSK	X
• Maintain competitive BREO®/ ANORO® ELLIPTA® Share of Voice	X
• Effectively influence GSK Medical Affairs Operations to maximize promotion of RELVAR®/ BREO® ELLIPTA® and ANORO® ELLIPTA®	X
• Continue to foster productive relationships	X
• Stretch Goal: GSK implements specialty sales force in the U.S. ahead of generic Advair approval
Supplemental Goals
Achieve $190 million in total royalties earned in 2017	X	X	(3)
Effectively influence GSK commercial operations to maximize market share for RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®	X

•

Annual detailing Share of Voice for BREO® ELLIPTA® and ANORO® ELLIPTA® to remain within +/– 5 points of Symbicort; and Stiolto or Bevespi (vs. the competitive product with the highest Share of Voice), respectively

Develop compelling market insights and arguments (and present to GSK) supporting deployment of a U.S. Specialty Sales Force in support of BREO® ELLIPTA® and ANORO® ELLIPTA®	X
Develop compelling market insights and arguments (and present to GSK) supporting continued promotion of BREO® ELLIPTA® in COPD in the U.S. following approval of the TRELEGY® ELLIPTA®	X
• Continue to press GSK for data and evidence confirming GSK's belief of an Asthma-to-COPD promotional spillover effect
Maintain our positive, productive and collaborative relationship with GSK	X
• Achieve at least 12 different meetings of varying varieties with GSK personnel
Positive Investor Relations Management

(1)
Based on EBITDA of $208 million.

(2)
Based on the Company reviewing eight assets, four through diligence.

(3)
Based on $228 million in total royalties earned.

        The majority of the goals listed above were achieved and in certain cases overachieved, which the Compensation Committee viewed as a significant accomplishment. Despite overachievement of the EBITDA goal and achievement of a majority of our goals for 2017, our Compensation Committee determined that the 2017 bonus pool would be set at 100% of target for all employees, including the Company's named executive officers other than Messrs. Aguiar and Faerm.

        The bonuses for 2017 performance are shown in the table below and reflected in the Non-Equity Incentive Compensation column of the "Summary Compensation Table" on page 42:

Name	Title	Cash Bonus ($)		Percentage of Target (%)
Michael W. Aguiar	President and Chief Executive Officer	$250,000	(1)	N/A
Eric d'Esparbes	Senior Vice President and Chief Financial Officer	$220,773		100%
George B. Abercrombie	Senior Vice President and Chief Commercial Officer	$218,342		100%
Theodore J. Witek, Jr.	Senior Vice President and Chief Scientific Officer Clinical and Medical Affairs	$217,670		100%
Michael E. Faerm	Senior Vice President and Chief Business Officer	$100,000	(2)	N/A

(1)
Mr. Aguiar was paid $250,000 in lieu of his 2017 performance bonus pursuant to the terms of the separation agreement he entered into with us at the time of his termination.

(2)
Mr. Faerm was paid $100,000 in lieu of his 2017 performance bonus pursuant to the terms of the separation agreement he entered into with us at the time of his termination.

Equity Incentive Compensation

        The types of equity compensation that may comprise the mix of officer compensation consist of: (i) stock options with time-based vesting, which require the market value of our Common Stock to increase before they are valuable; (ii) performance-contingent restricted stock units ("RSUs") and restricted stock awards ("RSAs"), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs or RSAs with time-based vesting. In 2017, we granted RSUs and RSAs to our named executive officers (with both time-based and performance-based vesting), which we believed were more appropriate than stock options for our 2017 business model as RSUs and RSAs can provide reduced dilution compared to stock options, RSUs and RSAs are designed to capture dividends paid to stockholders, and reward growth as well as value maintenance. We do not use a targeted cash/equity split to set officer compensation.

        In order to align the officer's interests with those of our stockholders, a significant equity award is made to a named executive officer at the first regularly scheduled meeting of the Compensation Committee after the officer commences employment. These initial new hire awards are generally within a guideline range recommended by FW Cook, normally around 1.5 to 2.5 times the annual equity awards described below, and adjusted to reflect considerations individual to a specific candidate as well as arms-length negotiations as part of the hiring process.

        Annual equity awards are generally considered during the first quarter of each year, following annual performance reviews and based on recommendations to the Compensation Committee from the

CEO (other than with respect to himself). One-third of our named executive officers' 2017 target annual equity awards was subject to performance-based vesting and the remaining two-thirds was subject to time-based vesting, as further described below. Additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. Annual equity awards generally vest over a four-year period for time-based awards, while the performance period (and any accompanying time-based vesting component) varies for performance-based awards. The Company believes that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company's employ and to enhance stockholder value over time.

        Our annual equity grant guidelines are stated as a dollar amount, which we believe matches the approximate cost incurred by the Company and is most relevant for a company with our business model, market capitalization, and type of equity award being granted.

2017 Annual Equity Awards

        Annual equity awards were made in the first quarter of 2017 and were set at 110% of guideline, as a result of the Company's overachievement of its 2016 performance goals. The 2017 equity awards were made in the first quarter of 2017, prior to the 2017 vote of our stockholders on the compensation of our named executive officers. As with the 2016 annual equity awards, the 2017 awards were designed with one-third of the target award subject to performance-based vesting and the remaining two-thirds of the award with standard time-based vesting. All of our named executive officers received their 2017 annual equity award (both the time-based and performance-based portions) in the form of RSAs other than Mr. Witek, who received RSUs due to Canadian tax considerations.

        The following table shows for each of our named executive officers the annual equity award guideline, the total annual equity award at 110% of the guideline based on the 15-day average trading price ending three full trading days prior to the date the awards were granted (which was $10.9947), the portion of the 2017 annual equity award subject to time-based vesting and the portion of the 2017 annual equity award subject to performance-based vesting (at target). The guideline grant values were generally near the median of our peer group, with our CEO set below the median.

Name	Title	Guideline Dollar Value	Total 2017 Annual Equity Award at 110% of Guideline(1)	Time-Based Portion of 2017 Annual Equity Award	Performance-Based Portion of 2017 Annual Equity Award ("2017 Performance Awards")(2)
Michael W. Aguiar	President and Chief Executive Officer	$2,500,000	250,121	166,747	83,374	(3)
Eric d'Esparbes	Senior Vice President and Chief Financial Officer	$1,000,000	100,048	66,698	33,350
George B. Abercrombie	Senior Vice President and Chief Commercial Officer	$800,000	80,038	53,358	26,680
Theodore J. Witek, Jr.	Senior Vice President and Chief Scientific Officer Clinical and Medical Affairs	$800,000	80,038	53,358	26,680
Michael E. Faerm	Senior Vice President and Chief Business Officer	$1,000,000	100,048	66,698	33,350	(3)

(1)
Granted in the form of RSAs for all named executive officers other than Mr. Witek, who received RSUs due to his Canadian tax considerations.

(2)
Reflects the number of shares earned if achievement is at target. At maximum performance, each named executive officer can earn up to two times the target shares.

(3)
The 2017 Performance Awards granted to Messrs. Aguiar and Faerm were forfeited in their entirety upon their termination of employment with us.

        For all of our named executive officers other than Mr. Witek, the time-based portion of the 2017 annual equity award as originally granted was scheduled to vest over a period of four years (with the first 25% scheduled to vest on February 20, 2018 and the remainder in equal quarterly installments over the next three years thereafter), subject to the named executive officer's continued service through each vesting date. Pursuant to the terms of the separation agreements entered into with Messrs. Aguiar and Faerm in connection with their termination of employment with us, we accelerated the vesting of 41,687 shares and 16,675 shares, respectively, that were subject to the time-based portion of their 2017 annual equity awards and were scheduled to vest on February 20, 2018. The remainder of such awards were forfeited upon their termination of employment with us.

        Due to Canadian tax considerations, the time-based portion of Mr. Witek's 2017 annual equity award vests over a three-year period as follows: 25% on February 20, 2018, 6.25% on each of May 20, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019 and August 20, 2019, and the remaining 37.5% vests on November 20, 2019, provided Mr. Witek remains in continuous service through each vesting date.

        The 2017 Performance Awards are eligible to vest based on the relative performance of our common stock compared to the NASDAQ Biotechnology Index during the following two performance periods: January 1, 2017 through December 31, 2018; and January 1, 2017 through December 31, 2019 (or, in the case of Mr. Witek, through September 30, 2019). After the end of each performance period, the number of shares for which the performance-based vesting conditions have been satisfied will be calculated by multiplying the "payout percentage" by the target number of shares granted, rounded down to the nearest whole share.

        For the 2017 Performance Awards, the payout percentage is calculated as follows:

Total Relative Share Performance ("TRSP")(1)	Payout Percentage(2)(3)

Greater than 0	100% plus 5% for each positive percentage point of TRSP, up to a 200% maximum

0	100%

Less than 0	100% minus 5% for each negative percentage point of TRSP

(1)
Calculated by subtracting the performance of the NASDAQ Biotechnology Index from our share performance over the applicable performance period.

(2)
Straight line interpolation will be used for TRSP of less than a full percentage point and for the corresponding payout percentage.

(3)
In the event the payout percentage is less than the 200% maximum for the first performance period, the payout percentage for the second performance period will be determined by deducting the payout percentage achieved for the first performance period (i.e., only incremental performance will be rewarded).

        To the extent the performance-based vesting conditions applicable to the 2017 Performance Awards are satisfied during the first performance period, two-thirds of the related shares will vest on February 20, 2019 and the remaining one-third of such shares will vest on February 20, 2020, subject to the named executive officer's continued service through the applicable vesting date. If the performance-based vesting conditions are satisfied during the second performance period, all of the related shares will vest on February 20, 2020, subject to the named executive officer's continued service through such date. Due to Canadian tax considerations, any RSUs granted to Mr. Witek for which the performance-based vesting conditions have been satisfied will vest no later than November 20, 2019, subject to Mr. Witek's continued service through such date.

        In the event we are acquired prior to the end of the second performance period, the performance period then in progress will terminate and the performance-based vesting conditions will be deemed vested as to the greater of (i) the target number of shares and (ii) the number of shares that would vest based on the TRSP as calculated on the closing date of such acquisition. The service-based conditions applicable to the 2017 Performance Awards will be deemed satisfied if the named executive officer remains in continuous service through the date of the acquisition. Any 2017 Performance Awards for which the performance metric is not satisfied as of the closing of the acquisition will be forfeited. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the 2017 Performance Awards in the event we are acquired.

        The 2017 Performance Awards also provide that in the event of the named executive officer's death or disability prior to the end of the second performance period that the awards will vest at target, less any amounts previously vested, if applicable.

Post-Termination Protection

        We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment by the Company because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the business of the Company. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction.

        The change in control severance benefits are structured under a Company plan, which was initially adopted in 2004, instead of using individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions at the Company. For officers who were eligible to participate in the plan prior to December 16, 2009, Innoviva provides gross-ups for excise taxes potentially due in connection with a change in control. Mr. Aguiar was our only named executive officer who was eligible for this benefit.

        Prior to his termination, Mr. Aguiar was also eligible for severance benefits outside of the change in control context pursuant to the letter agreement we entered into with him at the time he became our Chief Executive Officer in 2014. Pursuant to such letter agreement, if Mr. Aguiar's service was terminated without cause and he was not eligible for severance benefits under our original change in control severance plan, he would receive a lump-sum severance payment of 24 months of his then-current salary plus two times his then-current target bonus. As our interim Principal Executive Officer, Mr. d'Esparbes is now eligible for similar severance benefits pursuant to a letter agreement entered into with him in February 2018. In the event his employment is terminated without cause, provided he executes a general release of claims, he will receive a lump-sum severance payment of 24 months of his then-current base salary plus his current target bonus, a pro-rata bonus for the year in which his termination occurs, and continuation of his health and welfare benefits for the shorter of 12 months, the expiration of his coverage under COBRA or the date when he obtains new employment offering comparable health insurance coverage.

        In 2009, our Board of Directors adopted a new change in control severance plan which applies to any officers hired, or non-officers promoted to officer level, after December 16, 2009 (the "2009 plan") that was essentially identical to the original change in control severance plan except that it does not provide for excise tax gross-ups. All of our named executive officers other than our former CEO participate in the 2009 plan. Since 2015, the 2009 plan also provides our named executive officers who are senior vice presidents with cash severance benefits in the event of a termination without cause. We believe this is consistent with practices within our peer groups and should help reduce the likelihood of employee disputes in the event of a termination of employment.

        Our severance and change-in-control arrangements generally do not affect the Compensation Committee's decisions regarding other elements of compensation. Those arrangements serve specific purposes that we believe are not related to the determination of an officer's current compensation. The specific terms of our severance and change in control arrangements are described in detail in "Potential Payments Upon Termination or Change in Control" on page 48.

Perquisites

        The Company does not provide a non-qualified deferred compensation program or a supplemental executive retirement plan. Generally the Company does not provide perquisites or other personal benefits to named executive officers, and during 2017 we did not provide any perquisites to executive officers that were not provided to all employees other than the reimbursement of expenses incurred by Mr. Witek in the preparation of his personal income taxes (due to his residency outside of the United States).

Former CEO Compensation

        As CEO, Mr. Aguiar's level of responsibility was much greater than those of our other named executive officers and therefore his compensation was higher than that of our other named executive officers. Notwithstanding this fact, Mr. Aguiar's total compensation for 2017, as reported in the 2017 Summary Compensation Table, was below the median of other CEOs in our peer group.

        Mr. Aguiar's compensation generally consisted of the same elements provided to our other named executive officers. For 2017, Mr. Aguiar's merit salary increase was 3.5%, consistent with our other named executive officers. As with our other named executive officers, Mr. Aguiar's 2017 annual equity award consisted of both time-based RSAs and performance-based RSAs and was set at 110% of guideline due to the Company's overachievement of its 2016 goals.

        On February 6, 2018, Mr. Aguiar resigned as our CEO and member of our Board at the request of the Board. Mr. Aguiar's resignation was treated as a termination "without cause" under the letter agreement we entered into with him at the time he became our CEO in 2014. As a result, pursuant to the separation agreement that was entered into between the company and Mr. Aguiar on February 6, 2018, in exchange for a mutual release of claims we paid Mr. Aguiar a lump sum equal to 24 months of his former base salary plus two times his target bonus (at the time of his termination). In addition, we agreed to (i) pay Mr. Aguiar $250,000 in lieu of his 2017 performance bonus and (ii) accelerate the vesting of an aggregate of 164,045 shares of our common stock underlying restricted stock awards previously awarded to him, and which would have vested on February 20, 2018, if he had remained with the company through such date.

Tax Deductibility of Pay

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Innoviva may deduct in any one year with respect to each of its CEO and certain other executive officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Historically some of our named executive officer compensation arrangements were intended to qualify for this exception. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although deduction of some amounts paid as compensation by Innoviva to certain executives may be limited by Section 162(m), that limitation has not resulted in the current payment of increased federal income taxes by Innoviva due to its significant net operating loss carry forwards. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests. The exemption from Section 162(m)'s deduction limitation for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our CEO and certain other executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

 COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

Catherine J. Friedman, Chairperson Barbara Duncan Odysseas Kostas, M.D.(2) Paul Pepe

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)
Dr. Kostas joined the Compensation Committee on January 4, 2018.

Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," our "principal financial officer," and our three other executive officers (our "named executive officers") for fiscal years 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)		(e)	(g)	(i)	(j)
Michael W. Aguiar(5)	2017	772,822	250,000	(6)	3,134,018	—	20,000	4,176,840
President and Chief	2016	746,688	—		2,159,152	672,019	19,667	3,597,526
Executive Officer	2015	721,438	—		2,314,256	516,206	9,000	3,560,900
Eric d'Esparbes(7)	2017	441,546	—		1,253,605	220,773	12,000	1,927,923
Senior Vice President and	2016	422,920	—		863,662	253,752	9,605	1,549,940
Chief Financial Officer	2015	383,840	—		485,997	182,585	8,958	1,061,380
George B. Abercrombie	2017	436,684	—		1,002,879	218,342	20,000	1,677,906
Senior Vice President	2016	421,917	21,096		690,929	253,150	12,000	1,399,092
and Chief Commercial Officer	2015	408,208	—		938,934	194,456	12,000	1,553,598
Theodore J. Witek, Jr.	2017	435,340	—		999,678	217,670	31,983	1,684,671
Senior Vice President	2016	420,619	—		681,902	252,371	23,712	1,378,604
and Chief Scientific Officer	2015	407,105	—		938,934	193,857	12,000	1,551,896
Clinical and Medical Affairs
Michael E. Faerm(8)	2017	436,392	100,000	(6)	1,253,605	—	20,000	1,809,997
Senior Vice President	2016	422,372	—		500,925	253,423	193,214	1,369,934
and Chief Business Officer	2015	199,640	75,000		1,644,599	114,333	33,003	2,066,575

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. In accordance with the SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. See Note 6 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 23, 2018 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards.

(3)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our 2015, 2016 and 2017 annual cash bonus plans, which were paid in the first quarter of the following year. The 2017 annual cash bonus plan is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 33.

(4)
The amounts for 2017 in this column reflect a 401(k) matching contribution made by the Company, which was provided to our named executive officers on the same basis as it was provided to all other regular U.S. employees. For Mr. Witek, the amount also includes a reimbursement by the Company of $12,013 for personal income tax preparation fees.

(5)
Mr. Aguiar resigned as our President and Chief Executive Officer on February 6, 2018.

(6)
Reflects the amounts paid to Messrs. Aguiar and Faerm in lieu of their 2017 annual cash bonus pursuant to the terms of the separation agreements each entered into with us following the termination of their employment.

(7)
Mr. d'Esparbes was appointed interim Principal Executive Officer on February 6, 2018.

(8)
Mr. Faerm was hired as our Senior Vice President and Chief Business Officer on July 8, 2015 and resigned from this position on February 7, 2018.

Salary, Bonus and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

        The amount of salary, bonus and non-equity incentive plan compensation awarded to, earned by, or paid to our named executive officers for fiscal year 2017 in proportion to the total compensation reported for each of our named executive officers is set forth below.

Mr. Aguiar:	25	%(1)
Mr. d'Esparbes:	35%
Mr. Abercrombie:	40%
Mr. Witek:	40%
Mr. Faerm:	31	%(1)

(1)
For Messrs. Aguiar and Faerm, the bonus amount includes the amounts paid to each of them in lieu of their 2017 annual cash bonus pursuant to the terms of the separation agreements each entered into with us following the termination of their employment.

2017 Grants of Plan-Based Awards

        The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2017. Unless indicated below, all equity awards were made under our 2012 Equity Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)		Estimated Possible Payouts Under Equity Incentive Plan Awards ($)(2)(3)
						All Other Stock Awards: Number of Shares or Units (#)(4)(5)
							Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
(a)	(b)	(d)	(e)	(g)	(h)	(i)	(l)
Michael W. Aguiar	N/A	579,617	1,159,234	—	—	—	—
	1/17/2017	—	—	—	—	166,747	1,814,207
	1/17/2017	—	—	83,374	166,748	—	1,319,810
Eric d'Esparbes	N/A	220,773	441,546	—	—	—	—
	1/17/2017	—	—	—	—	66,698	725,674
	1/17/2017	—	—	33,350	66,700	—	527,931
George B. Abercrombie	N/A	218,342	436,684	—	—	—	—
	1/17/2017	—	—	—	—	53,358	580,535
	1/17/2017	—	—	26,680	53,360	—	422,344
Theodore J. Witek, Jr.	N/A	217,670	435,340	—	—	—	—
	1/17/2017	—	—	—	—	53,358	580,535
	1/17/2017	—	—	26,680	53,360	—	419,143
Michael E. Faerm	N/A	218,196	436,392	—	—	—	—
	1/17/2017	—	—	—	—	66,698	725,674
	1/17/2017	—	—	33,350	66,700	—	527,931

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2017 annual cash bonus plan which is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 33. The amounts shown in the "target" column reflect the target payout under the plan. The target amount is equal to 50% of each named executive officers' base salaries, with the exception of Mr. Aguiar, whose target bonus amount was 75% of his base salary. The amounts shown in the "maximum" column reflect the maximum payout under the plan if all of the goals were achieved. No "threshold" is applicable to these awards. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 42 and, for Messrs. Aguiar and Faerm, reflect amounts paid pursuant to the terms of the separation agreements each entered into with us at the time of their termination of employment.

(2)
Each of our named executive officers was granted a performance-contingent stock award (RSAs for all of our named executive officers other than Mr. Witek, who was granted RSUs) under our 2012 Equity Incentive Plan. Vesting of these awards is contingent upon both a performance-based vesting condition as well as continued service, with the performance-based vesting condition satisfied based on the relative performance of the Company's common stock compared to the NASDAQ Biotechnology Index during the two- and three-year performance periods beginning on January 1, 2017 and ending on December 31, 2018 and December 31, 2019 (or, in the case of Mr. Witek, the two- and three-year performance periods beginning on January 1, 2017 and ending on December 31, 2018 and September 30, 2019), as described in greater detail in the "2017 Annual Equity Awards" section of the "Compensation Discussion and Analysis" beginning on page 36. No threshold is applicable to the awards, as the payout ranges from 0 to 200% of the "target" payout reflected in the table above. Stock awards for which the performance metric is achieved during the first performance period will vest for all of our named executive officers other than Mr. Witek as to two-thirds of such shares on February 20, 2019 and the remaining one-third of such shares on February 20, 2020, subject to the holder's continued service through each such date. Stock awards for which the performance metric is achieved during the second performance period will vest for all of our named executive officers other than Mr. Witek in full on February 20, 2020, subject to the holder's continued service through such date. For Mr. Witek, RSUs for which the performance metric is achieved during the first performance period will vest as to two-thirds of such RSUs on February 20, 2019 and the remaining one-third of such RSUs on November 20, 2019, subject to Mr. Witek's continued service through each such date; RSUs for which the performance metric is achieved during the second performance period will vest in full on November 20, 2019, subject to Mr. Witek's continued service through such date. The amounts included as the "target" and "maximum" in the table above assume the holder will remain in continued service through the applicable quarterly vesting date. In connection with their termination of employment with us in February 2018, these awards were forfeited in their entirety by Messrs. Aguiar and Faerm.

(3)
In the event we are acquired prior to the end of the second performance period, the performance period then in progress will terminate and achievement of the performance metric will be deemed satisfied with respect to the greater of (i) the "target" payout and (ii) the number of shares (or in the case of Mr. Witek, RSUs) that would vest based on actual performance as calculated on the closing date of such acquisition. The service-based conditions applicable to the performance-contingent stock awards will be deemed satisfied if the holder remains in continuous service through the date of the acquisition. In the event the payout is at less than the maximum for the first performance period and we are acquired prior to the end of the second performance period, the achievement will still be determined as described above at the time of the acquisition, but the payout percentage for the first performance period will be deducted from such amount. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the performance-contingent stock awards in the event we are acquired.

(4)
Each of our named executive officers was granted a stock award with time-based vesting under our 2012 Equity Incentive Plan (RSAs for all of our named executive officers other than Mr. Witek, who was granted RSUs). For all of our named executive officers other than Mr. Witek, 25% of the RSAs were scheduled to vest on February 20, 2018, and the remaining 75% of the RSAs are scheduled to vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date. For Mr. Witek, 25% of the RSUs vested on February 20, 2018, 6.25% of the RSUs vest on each of May 20, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019 and August 20, 2019, and the remaining 37.5% of the RSUs vest on November 20, 2019, provided Mr. Witek remains in continuous service through each vesting date. Pursuant to the terms of the separation agreements entered into with Messrs. Aguiar and Faerm in February 2018 in connection with their termination of employment with us, the vesting of 41,687 shares and 16,675 shares, respectively, that were scheduled to vest pursuant to these awards on February 20, 2018 was accelerated. The remainder of such awards were forfeited by Messrs. Aguiar and Faerm.

(5)
These stock awards will become fully vested if we are acquired and the holder is subject to an involuntary termination. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 48.

Outstanding Equity Awards at 2017 Fiscal Year-End

        The following table sets forth information regarding each unexercised option, all RSAs and RSUs held by each of our named executive officers as of December 31, 2017.

        Unless otherwise indicated below, all of our equity awards were granted under our 2012 Incentive Plan and will fully vest in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards. For additional information regarding other vesting acceleration provisions applicable to the outstanding equity awards held by our named executive officers, please see the section titled "Potential Payments Upon Termination or Change in Control" beginning on page 48.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Michael W. Aguiar	—	—		—	—	3,125	(3)	44,344	—		—
	—	—		—	—	8,232	(4)	116,812	—		—
	—	—		—	—	55,017	(5)	780,691	—		—
	—	—		—	—	81,374	(6)	1,154,697	18,083	(7)	256,597
	—	—		—	—	166,747	(8)	2,366,140	83,374	(9)	1,183,077
Eric d'Esparbes	—	—		—	—	25,618	(10)	363,519	—		—
	—	—		—	—	11,554	(5)	163,951	—		—
	—	—		—	—	32,549	(6)	461,870	7,233	(7)	102,636
	—	—		—	—	66,698	(8)	946,445	33,350	(9)	473,237
George B. Abercrombie	87,500	12,500	(11)	29.32	6/18/2024	—		—	—		—
	—	—		—	—	5,000	(12)	70,950	—		—
	—	—		—	—	22,321	(5)	316,735	—		—
	—	—		—	—	26,039	(6)	369,493	5,786	(7)	82,103
	—	—		—	—	53,358	(8)	757,150	26,680	(9)	378,589
Theodore J. Witek, Jr.	106,771	18,229	(13)	23.88	7/23/2024	—		—	—		—
	—	—		—	—	26,039	(14)	369,493	5,786	(15)	82,103
	—	—		—	—	53,358	(16)	757,150	26,680	(17)	378,589
Michael E. Faerm	—	—		—	—	46,063	(18)	653,634	—		—
	—	—		—	—	18,878	(6)	267,879	4,195	(7)	59,527
	—	—		—	—	66,698	(8)	946,445	33,350	(9)	473,237

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 29, 2017 (the last business day of our 2017 fiscal year), which was $14.19. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(2)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 29, 2017 (the last business day of the 2016 fiscal year), which was $14.19. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our Common Stock.

(3)
Mr. Aguiar received RSAs under our 2012 Incentive Plan on June 2, 2014. The first 25% of the RSAs vested on February 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date. Pursuant to the terms of the separation agreement entered into with Mr. Aguiar in February 2018 in connection with his termination of employment with us, the vesting of the remaining 3,125 RSAs that were scheduled to vest on February 20, 2018 was accelerated.

(4)
Mr. Aguiar received RSAs under our 2012 Incentive Plan on August 15, 2014, in connection with his promotion to Chief Executive Officer. The first 25% of the RSAs vested on August 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Aguiar remains in continuous service through each vesting date. Pursuant to the terms of the separation agreement entered into with Mr. Aguiar in February 2018 in connection with his termination of employment with us, the vesting of the 2,744 RSAs that were scheduled to vest on February 20, 2018 was accelerated. The remainder of the RSAs were forfeited by Mr. Aguiar.

(5)
Messrs. Aguiar, d'Esparbes and Abercrombie each received RSAs under our 2012 Incentive Plan on January 7, 2015. 25% of the RSAs vested on February 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided the holder remains in continuous service through each vesting date. Pursuant to the terms of the separation agreement entered into with Mr. Aguiar in February 2018 in connection with his termination of employment with us, the vesting of the 11,003 RSAs that were scheduled to vest on February 20, 2018 was accelerated. The remainder of the RSAs were forfeited by Mr. Aguiar.

(6)
Messrs. Aguiar, d'Esparbes, Abercrombie and Faerm each received RSAs under our 2012 Incentive Plan on January 14, 2016. 25% of the RSAs vested on February 20, 2017, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided the holder remains in continuous service through each vesting date. Pursuant to the terms of the separation agreements entered into with Messrs. Aguiar and Faerm in February 2018 in connection with their termination of employment with us, the vesting of 9,041 RSAs and 2,097 RSAs, respectively, that were scheduled to vest on February 20, 2018 was accelerated. The remainder of the RSAs were forfeited by Messrs. Aguiar and Faerm.

(7)
Messrs. Aguiar, d'Esparbes, Abercrombie and Faerm each received performance-contingent RSAs under our 2012 Incentive Plan on January 14, 2016. The vesting of these RSAs is contingent upon an increase in the Company's cumulative TSR over a period of up to three years from the date of grant as well as continued service. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance. In the event we are acquired prior to the third anniversary of the date of grant, the performance period then in progress will terminate and achievement of the performance metric will be determined based on TSR Compound Annual Growth Rate using the closing price of a share of our Common Stock three days prior to the closing date of such acquisition. The service-based conditions applicable to the performance-contingent RSAs will be deemed satisfied if the holder remains in continuous service through the date of the acquisition. Any RSAs for which the performance metric is not satisfied as of the closing of the acquisition will be forfeited. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the performance-contingent RSAs in the event we are acquired. Pursuant to the terms of the separation agreements entered into with Messrs. Aguiar and Faerm in February 2018 in connection with their termination of employment with us, the vesting of 96,446 RSAs and 22,376 RSAs, respectively, was accelerated. The remainder of the RSAs were forfeited by Messrs. Aguiar and Faerm.

(8)
Messrs. Aguiar, d'Esparbes, Abercrombie and Faerm each received RSAs under our 2012 Incentive Plan on January 17, 2017. 25% of the RSAs vested on February 20, 2018, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided the holder remains in continuous service through each vesting date. Pursuant to the terms of the separation agreements entered into with Messrs. Aguiar and Faerm in February 2018 in connection with their termination of employment with us, the vesting of 41,687 RSAs and 16,675 RSAs, respectively, that were scheduled to vest on February 20, 2018 was accelerated. The remainder of the RSAs were forfeited by Messrs. Aguiar and Faerm.

(9)
Messrs. Aguiar, d'Esparbes, Abercrombie and Faerm each received performance-contingent RSAs under our 2012 Incentive Plan on January 17, 2017. The vesting of these RSAs is contingent upon both a performance-based vesting condition as well as continued service, with the performance-based vesting condition satisfied based on the relative performance of the Company's common stock compared to the NASDAQ Biotechnology Index during the two- and three-year performance periods beginning on January 1, 2017 and ending on December 31, 2018 and December 31, 2019, as described in greater detail in the "2017 Annual Equity Awards" section of the "Compensation Discussion and Analysis" beginning on page 36. The number of shares in column (i) and the value of those shares in column (j) reflects target performance, as no threshold is applicable to the awards. In the event we are acquired prior to the end of the second performance period, the performance period then in progress will terminate and achievement of the performance metric will be deemed satisfied with respect to the greater of (i) the "target" payout and (ii) the number of shares that would vest based on actual performance as calculated on the closing date of such acquisition. The service-based conditions applicable to the performance-contingent stock awards will be deemed satisfied if the holder remains in continuous service through the date of the acquisition. In the event the payout is at less than the maximum for the first performance period and we are acquired prior to the end of the second performance period, the achievement will still be determined as described above at the time of the acquisition, but the payout percentage for the first performance period will be deducted from such amount. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the performance-contingent stock awards in the event we are acquired. In connection with their termination of employment with us in February 2018, these awards were forfeited in their entirety by Messrs. Aguiar and Faerm.

(10)
Mr. d'Esparbes received RSAs under our 2012 Incentive Plan on October 16, 2014, in connection with the commencement of his employment. 25% of the RSAs vested on October 20, 2015, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. d'Esparbes remains in continuous service through each such vesting date.

(11)
Mr. Abercrombie received a grant of an option to purchase shares of our Common Stock under our 2012 Incentive Plan on June 19, 2014 in connection with the commencement of his employment. 25% of the shares subject to the option vested on June 19, 2015, and the remaining shares vest monthly over the following three years thereafter, subject to Mr. Abercrombie's continuous service through each such vesting date.

(12)
Mr. Abercrombie received RSAs under our 2012 Incentive Plan on June 19, 2014, in connection with the commencement of his employment. 25% of the RSAs vested on August 20, 2015, and an additional 25% of the RSAs will vest on each of August 20, 2017, August 20, 2018 and August 20, 2019, provided Mr. Abercrombie remains in continuous service through each such vesting date.

(13)
Mr. Witek received a grant of an option to purchase shares of our Common Stock under our 2012 Incentive Plan on July 24, 2014 in connection with the commencement of his employment. 25% of the shares subject to the option vested on July 1, 2015, and the remaining shares vest monthly over the following three years thereafter, subject to Mr. Witek's continuous service through each such vesting date.

(14)
Mr. Witek received RSUs under our 2012 Incentive Plan on January 14, 2016. 25% of the RSUs vested on February 20, 2017, 6.25% of the RSUs vest on each of May 20, 2017, August 20, 2017, November 20, 2017, February 20, 2017, May 20, 2018 and August 20, 2018, and the remaining 37.5% of the RSUs vest on November 20, 2018, provided Mr. Witek remains in continuous service through each vesting date.

(15)
Mr. Witek received performance-contingent RSUs under our 2012 Incentive Plan on January 14, 2016. The vesting of these RSUs is contingent upon an increase in the Company's cumulative TSR over a period of up to 32 months from the date of grant as well as continued service. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance. In the event we are acquired prior to September 30, 2018, the performance period then in progress will terminate and achievement of the performance metric will be determined based on TSR Compound Annual Growth Rate using the closing price of a share of our Common Stock three days prior to the closing date of such acquisition. The service-based conditions applicable to the performance-contingent RSUs will be deemed satisfied if Mr. Witek remains in continuous service through the date of the acquisition. Any RSUs for which the performance metric is not satisfied as of the closing of the acquisition will be forfeited. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the performance-contingent RSUs in the event we are acquired.

(16)
Mr. Witek received RSUs under our 2012 Incentive Plan on January 17, 2017. 25% of the RSUs vested on February 20, 2018, 6.25% of the RSUs vest on each of May 20, 2018, August 20, 2018, November 20, 2018, February 20, 2019, May 20, 2019 and August 20, 2019, and the remaining 37.5% of the RSUs vest on November 20, 2019, provided Mr. Witek remains in continuous service through each vesting date.

(17)
Mr. Witek received performance-contingent RSUs under our 2012 Incentive Plan on January 17, 2017. The vesting of these RSUs is contingent upon both a performance-based vesting condition as well as continued service, with the performance-based vesting condition satisfied based on the relative performance of the Company's common stock compared to the NASDAQ Biotechnology Index during the two- and three-year performance periods beginning on January 1, 2017 and ending on December 31, 2018 and September 30, 2019, as described in greater detail in the "2017 Annual Equity Awards" section of the "Compensation Discussion and Analysis" beginning on page 36. The number of shares in column (i) and the value of those shares in column (j) reflects target performance, as no threshold is applicable to the awards. In the event we are acquired prior to the end of the second performance period, the performance period then in progress will terminate and achievement of the performance metric will be deemed satisfied with respect to the greater of (i) the "target" payout and (ii) the number of RSUs that would vest based on actual performance as calculated on the closing date of such acquisition. The service-based conditions applicable to the performance-contingent RSUs will be deemed satisfied if Mr. Witek remains in continuous service through the date of the acquisition. In the event the payout is at less than the maximum for the first performance period and we are acquired prior to the end of the second performance period, the achievement will still be determined as described above at the time of the acquisition, but the payout percentage for the first performance period will be deducted from such amount. See the section entitled "Potential Payments Upon Termination or Change in Control" below for further details on the treatment of the performance-contingent RSUs in the event we are acquired.

(18)
Mr. Faerm received RSAs under our 2012 Incentive Plan on July 23, 2015, in connection with the commencement of his employment. 25% of the RSAs vested on August 20, 2016, and the remaining 75% of the RSAs vest in equal quarterly installments over three years thereafter, provided Mr. Faerm remains in continuous service through each such vesting date. Pursuant to the terms of the separation agreement entered into with Mr. Faerm in February 2018 in connection with his termination of employment with us, the vesting of the 6,580 RSAs that were scheduled to vest on February 20, 2018 was accelerated. The remainder of the RSAs were forfeited by Mr. Faerm.

2017 Option Exercises and Stock Vested

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2017 and the number of shares of restricted stock and restricted stock units held by each named executive officer that vested during the 2017 fiscal year.

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)		(b)	(c)	(d)	(e)
Michael W. Aguiar(3)	INVA	—	—	194,541	2,444,455
	TBPH	—	—	18,216	521,539
Eric d'Esparbes	INVA	—	—	60,177	739,205
George B. Abercrombie	INVA	—	—	40,611	498,312
Theodore J. Witek, Jr.	INVA	—	—	60,432	761,579
Michael E. Faerm	INVA	—	—	41,006	504,040

(1)
Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

(2)
Value realized is based on the fair market value of our Common Stock (or, in the case of Theravance Biopharma ordinary shares received by holders of Innoviva RSAs in the Spin-Off, the value is based on the fair market value of Theravance Biopharma's ordinary shares) on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

(3)
In connection with the Spin-Off, Mr. Aguiar, as a holder of Innoviva RSAs received ordinary shares of Theravance Biopharma. These shares were subject to the same terms and conditions, including vesting, as the underlying Innoviva RSAs.

Potential Payments Upon Termination or Change in Control

        Each of our named executive officers is entitled to severance benefits pursuant to one of our severance plans. In addition, prior to his termination of employment, Mr. Aguiar, our former Chief Executive Officer, was entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as Chief Executive Officer. Effective as of February 2018, Mr. d'Esparbes is also entitled to severance benefits pursuant to his letter agreement entered into in connection with his appointment as interim Principal Executive Officer.

Change in Control Severance Benefits

        Pursuant to our severance plans, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of Innoviva, he is entitled to the following benefits provided he signs a release of claims:

  •
  In the case of our Senior Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 18 months (in the case of our Senior Vice Presidents) or 24 months (in the case of our Chief Executive Officer), the expiration of the officer's continuation coverage under COBRA or the date when the officer obtains new employment offering comparable health insurance coverage.

  •
  Full vesting of any unvested stock options, restricted stock and RSUs held by the officer other than the performance-contingent stock awards that were granted to our named executive officers on each of January 14, 2016 and January 17, 2017.

Non-Change in Control Severance Benefits

        Former Chief Executive Officer.    In addition to the severance benefits Mr. Aguiar was entitled to pursuant to our Change in Control Severance Plan, Mr. Aguiar's offer letter provided that if his employment was terminated by Innoviva without cause, he would receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" was defined as Mr. Aguiar's (i) unauthorized use or disclosure of the confidential information or trade secrets, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors. In the event that Mr. Aguiar was eligible for cash severance benefits under our Change in Control Severance Plan, then the severance benefits under his offer letter would not apply.

        Interim Principal Executive Officer.    Pursuant to the letter agreement entered into with Mr. d'Esparbes in February 2018 in connection with his appointment as our interim Principal Executive Officer, if his employment is terminated by Innoviva without cause, provided he executes a general release of claims, he will receive a lump-sum severance payment of 24 months of his then-current base salary plus his current target bonus, a pro-rata bonus for the year in which his termination occurs, and continuation of his health and welfare benefits for the shorter of 12 months, the expiration of his coverage under COBRA or the date when he obtains new employment offering comparable health insurance coverage.

        All Other Named Executive Officers.    Pursuant to our 2009 Severance Plan, in which all of our named executive officers other than Mr. Aguiar participate, if a Senior Vice President is terminated by the Company for reasons other than misconduct and the termination does not otherwise entitle the officer to severance benefits under such plan (i.e., the termination is not within 3 months prior to or 24 months after a change in control of Innoviva), he is entitled to the following benefits provided he signs a release of claims:

  •
  A lump sum payment equal to 100% of the officer's annual base salary.

  •
  The officer will remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 12 months, the expiration of the officer's continuation coverage under COBRA or the date when the officer obtains new employment offering comparable health insurance coverage.

Conditions to Receive Severance Payments Under our Severance Plans

        In order to receive severance benefits under our severance plans, an officer must sign a general release of claims. In addition, severance benefits may be conditioned upon the officer's compliance with any confidentiality agreement between the officer and the Company.

Definitions

        The following definitions are used in our severance plans:

        A "change in control" includes:

  •
  The consummation of a merger or consolidation if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our Board of Directors as a result of which fewer than 50% of the incumbent directors either were directors on the date 24 months prior to the change in control (the "original directors") or were appointed or nominated for election to the Board of Directors by a majority of the original directors or directors whose appointment or nomination was approved by at least 50% of the original directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        An "involuntary termination" means a termination of an officer's employment by the Company for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by the Company. In order to qualify as an involuntary termination, the officer must give written notice to the Company within 90 days after the initial existence of one of the conditions described above and the Company must not have cured such condition within 30 days thereafter.

        "Misconduct" means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of our confidential information or trade secrets or (3) other material intentional misconduct adversely affecting the business or affairs of the Company.

280G Tax Gross-Up

        Pursuant to our original Change in Control Severance Plan, in which Mr. Aguiar participated prior to his termination, if an officer meets the conditions for severance payments under such plan, and if an independent accounting firm selected by the Company determines that the officer would be subject to excise taxes under Section 4999 of the Code as a result of payments under the plan or otherwise, then the Company will pay the officer an additional amount equal to the excise taxes and any income and excise taxes due as a result of the Company's payment of the excise taxes, along with any interest or penalties stemming from these taxes. Officers hired after December 16, 2009, which includes all of our other current named executive officers, participate in our 2009 Severance Plan. The 2009 Severance Plan does not provide for excise tax gross-ups.

        The table below reflects the potential payments and benefits to which our named executive officers would be entitled under the arrangements described above (other than the letter agreement entered into with Mr. d'Esparbes in February 2018 in connection with his appointment as interim Principal Executive Officer). The amounts shown in the table below assume that both the change in control (if applicable) and termination of employment occurred on December 29, 2017 (the last business day of the 2017 fiscal year) and that all eligibility requirements under the severance plans (or in the case of Mr. Aguiar, pursuant to his offer letter) were met.

        The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration:  Since the exercise price per share of all unvested options held by our named executive officers was greater than the closing price of our Common Stock on December 29, 2017, no value is assigned to the acceleration of the options.

  •
  Value of Restricted Stock and Restricted Stock Unit Acceleration:  The value of the vesting acceleration of the Innoviva RSAs and RSUs was calculated by multiplying the number of unvested shares by the closing price of our Common Stock on December 29, 2017 (which was $14.19 per share).

  •
  Value of 2016 Performance-Contingent Stock Award Acceleration:  The value of the vesting acceleration of the performance-contingent stock awards granted to our named executive officers on January 14, 2016 was calculated based on maximum achievement (determined utilizing the Company's TSR Compound Annual Growth Rate in accordance with the terms of the awards).

  •
  Value of 2017 Performance-Contingent Stock Award Acceleration:  The value of the vesting acceleration of the performance-contingent stock awards granted to our named executive officers on January 17, 2017 was calculated based on achievement at 134% of target (determined utilizing the relative performance of the Company's common stock compared to the NASDAQ Biotechnology Index, in accordance with the terms of the awards).

  •
  280G Tax Gross-Up:  The calculation of the gross-up payment in the table below to Mr. Aguiar is based on an excise tax rate of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate and a 13.30% state income tax rate. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Aguiar for executing a non-competition agreement.

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)		Vacation Payout ($)	Options that Vest ($)	Restricted Stock or RSUs that Vest ($)		Health and Welfare ($)(2)	Excise Tax Gross-Up ($)	Total($)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)
Michael W. Aguiar(3)
Termination Without Cause	—	2,716,361	(4)	74,697	—	—		—	—	2,791,058
Involuntary Termination in Connection with a Change in Control	582,077	2,716,361	(4)	74,697	—	8,100,620	(5)	66,347	6,766,428	18,306,530
Eric d'Esparbes
Termination Other than for Misconduct	221,710	443,420	(6)	7,519	—	—		23,082	—	695,731
Involuntary Termination in Connection with a Change in Control	221,710	997,695	(4)	7,519	—	3,390,979	(5)	34,632	—	4,652,526
George B. Abercrombie
Termination Other than for Misconduct	219,269	438,538	(6)	40,058	—	—		23,082	—	720,947
Involuntary Termination in Connection with a Change in Control	219,269	986,710	(4)	40,058	—	2,678,478	(5)	34,623	—	3,959,137
Theodore J. Witek, Jr.
Termination Other than for Misconduct	218,594	437,188	(6)	59,902	—	—		6,011	—	721,695
Involuntary Termination in Connection with a Change in Control	218,594	983,673	(4)	59,902	—	2,290,793	(5)	9,016	—	3,561,977
Michael E. Faerm(7)
Termination Other than for Misconduct	219,122	438,245	(6)	30,704	—	—		33,173	—	721,245
Involuntary Termination in Connection with a Change in Control	219,122	986,051	(4)	30,704	—	2,978,277	(5)	49,760	—	4,263,915

(1)
Reflects payment of the officer's 2017 bonus at target.

(2)
Reflects the cost of each officer's COBRA premiums for 12, 18 or 24 months, as applicable.

(3)
Pursuant to the separation agreement that was entered into with Mr. Aguiar in connection with his termination of employment on February 6, 2018, he received a lump sum severance payment of $2,704,879 (which was equal to 24 months of his former base salary plus two times his target bonus), plus $250,000 in lieu of his 2017 performance bonus and accelerated vesting of an aggregate of 164,045 RSAs that would have vested on February 20, 2018.

(4)
Reflects payment of 150% of the officer's base salary and target bonus or, in the case of Mr. Aguiar, 200% of his base salary and target bonus.

(5)
Reflects full vesting of all unvested RSAs and RSUs other than the performance-contingent stock awards that were granted to our named executive officers on January 17, 2017, of which 134% of target would have vested in the event of a change in control on December 29, 2017 (as determined in accordance with the terms of such awards).

(6)
Reflects 100% of the officer's base salary.

(7)
Pursuant to the separation agreement that was entered into with Mr. Faerm in connection with his termination of employment on February 7, 2018, he received a lump sum severance payment of $456,505.08 (which was equal to 12 months of his former base salary plus 1/12th of his target 2018 performance bonus) plus: $100,000 in lieu of his 2017 performance bonus; Company-paid COBRA until the earlier of (i) 12 months following his termination of employment, (ii) the expiration of his continuation coverage under COBRA and (iii) the date he obtains new employment offering comparable health insurance coverage; and accelerated vesting of an aggregate of 47,728 RSAs that would have vested on February 20, 2018.

Pay Ratio Disclosure

        As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Michael Aguiar, our Chief Executive Officer as of December 31, 2017:

        For our fiscal year ended December 31, 2017:

  •
  The median of the annual total compensation of all employees (other than our CEO) was $382,460; and

  •
  The annual total compensation of our CEO, as reported in the 2017 Summary Compensation Table included elsewhere in this Proxy Statement, was $4,176,840.

        Based on this information, the ratio of the annual total compensation of Mr. Aguiar to the median of the annual total compensation of our employees was 11:1.

        The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the Box 1 Form W-2 compensation of our employees (or, in the case of our Canadian employee, Box 14 of the T4 Statement of Remuneration Paid) as of December 31, 2017 for the period from January 1, 2017 through December 31, 2017. As of December 31, 2017, we had 12 employees, including 1 employee in Canada. No cost-of-living or other adjustments were made. Once we identified our "median employee" using the methodology described above, we determined that employee's annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,956,470	(1)	$24.34	(3)	3,597,491	(4)
Equity compensation plans not approved by security holders	53,493	(2)	$10.79	(3)	—

Total	2,009,963	(1)(2)	$23.90	(3)	3,597,491	(4)

(1)
Includes 1,586,719 shares issuable upon exercise of outstanding options and 369,751 shares issuable upon vesting of outstanding restricted stock units.

(2)
Includes 53,493 shares issuable upon exercise of outstanding options and no outstanding restricted stock units.

(3)
Does not take into account outstanding restricted stock units as these awards have no exercise price.

(4)
Includes 205,979 shares of Common Stock available for issuance under our 2004 Employee Stock Purchase Plan.

        The Innoviva, Inc. 2008 New Employee Equity Incentive Plan is a non-stockholder approved plan, which was adopted by the Board of Directors on January 29, 2008 and amended on July 21, 2009 and was intended to satisfy the requirements of Nasdaq Marketplace Rule 5635(c)(4). Non-statutory options, RSUs and RSAs were granted under the New Employee Equity Incentive Plan to new employees of the Company. The Board of Directors authorized 700,000 shares of Common Stock for issuance under the New Employee Equity Incentive Plan. All option grants had an exercise price per share of no less than 100% of the fair market value per share of Common Stock on the grant date. Each option, RSU and restricted stock award vests in installments over the holder's period of service with the Company. Additional features of the New Employee Equity Incentive Plan are outlined in Note 6 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 23, 2018. Following the approval by stockholders of the amendment and restatement of the Innoviva, Inc. 2004 Incentive Plan at our Annual Meeting on April 27, 2010, no additional awards have been made or will be made in the future under the 2008 New Employee Equity Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2017, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Agreements with GSK

        We have previously entered into significant agreements with GSK, which resulted in transactions with GSK during the fiscal year ended December 31, 2017 and transactions that have and may occur during the current fiscal year.

LABA Collaboration

        In November 2002, we entered into our long-acting beta2 agonist (LABA) collaboration with GSK to develop and commercialize once-daily LABA products for the treatment of chronic obstructive pulmonary disease (COPD) and asthma (the "Collaboration Agreement"). For the treatment of COPD, the collaboration has developed three combination products:

  •
  RELVAR®/BREO® ELLIPTA® (FF/VI) (BREO® ELLIPTA® is the proprietary name in the U.S. and Canada and RELVAR® ELLIPTA® is the proprietary name outside the U.S. and Canada), a once-daily combination medicine consisting of a LABA, vilanterol (VI), and an inhaled corticosteroid (ICS), fluticasone furoate (FF),

  •
  ANORO® ELLIPTA® (UMEC/VI), a once-daily medicine combining a long-acting muscarinic antagonist ("LAMA"), umeclidinium bromide (UMEC), with a LABA, VI, and

  •
  TRELEGY® ELLIPTA® (the combination FF/UMEC/VI), a once-daily combination medicine consisting of an ICS, LAMA and LABA.

        As a result of the launch and approval of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the U.S., Japan and Europe, in accordance with the LABA Collaboration Agreement, we paid milestone fees to GSK totaling $220.0 million during the year ended December 31, 2014. Although we have no further milestone payment obligations to GSK pursuant to the LABA Collaboration Agreement, we continue to have ongoing commercialization activities under the LABA Collaboration Agreement, including participation in the joint steering committee and joint project committee that are expected to continue over the life of the agreements. The milestone fees paid to GSK were recognized as capitalized fees paid to a related party, which are being amortized over their estimated useful lives commencing upon the commercial launch of the products.

        We are entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® as follows: 15% on the first $3.0 billion of annual global net sales and 5% for all annual global net sales above $3.0 billion. For other products combined with a LABA from the LABA collaboration, such as ANORO® ELLIPTA®, royalties are upward tiering and range from 6.5% to 10%.

        We are also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to TRC in connection with the spin-off of Theravance Biopharma, Inc. ("Theravance Biopharma") in June 2014 (the "Spin-Off"), relating to TRELEGY® ELLIPTA®, which royalties are upward tiering and range from 6.5% to 10%.

2004 Strategic Alliance

        In March 2004, we entered into the Strategic Alliance Agreement with GSK where GSK received an option to license exclusive development and commercialization rights to product candidates from certain of our discovery programs on pre-determined terms and on an exclusive, worldwide basis. In 2005, GSK licensed our MABA program for the treatment of COPD, and in October 2011, we and GSK expanded the MABA program by adding six additional Innoviva-discovered preclinical MABA compounds (the "Additional MABAs"). The development program has been funded in full by GSK as of December 31, 2017 and is in Phase II clinical studies stage. GSK is in the process of determining next steps for the program. As a result of the transactions effected by the Spin-Off, we are only entitled to receive 15% of any contingent payments and royalties payable by GSK from sales of products that may be developed under the Strategic Alliance Agreement, such as MABA, and MABA/FF, while Theravance Biopharma receives 85% of those same payments.

Agreement with Sarissa

        On February 12, 2018, we entered into an agreement (the "Sarissa Agreement") with Sarissa Capital Management LP, and certain of its affiliates (collectively, the "Sarissa Group"). Concurrently with the execution of the Sarissa Agreement, pursuant to resolutions approved by the Board of Directors, the total number of directors constituting the Board of Directors was increased from eight (8) to ten (10) directors in accordance with our Amended and Restated Bylaws, and each of Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo Esq. were appointed as directors to fill an existing and the resulting vacancies on the Board of Directors with a term expiring at the Annual Meeting or until their respective successors have been duly elected and qualified.

        Pursuant to the Sarissa Agreement, we also agreed, among other things, to (a) convene the Annual Meeting no later than May 1, 2018, and to not postpone or adjourn (once convened) the Annual Meeting without the prior written consent of the Sarissa Group, and (b) nominate a five-person slate for election as directors at the Annual Meeting consisting solely of Odysseas Kostas, M.D., George Bickerstaff, III, Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo, Esq. If prior to the Annual Meeting, any of the foregoing nominees is unable to serve or informs us that he or she does not wish to serve or ceases to serve (or indicates to us his or her desire to cease to serve) as a director for any reason, the Sarissa Group will have the ability to identify a replacement, subject to the provisions of the Sarissa Agreement. We also agreed to reimburse the Sarissa Group for its reasonable out-of-pocket fees and expenses (including legal expenses) in an aggregate amount of up to $2.7 million. In addition, we agreed that prior to the completion of the Annual Meeting, we will not, without the prior written consent of the Sarissa Group, (i) increase the size of (or support any person who is seeking to increase the size of) the Board of Directors or fill any vacancy on the Board of Directors, or (ii) amend our certificate of incorporation or bylaws.

        The Sarissa Agreement further provides that, so long as we have not materially breached the Sarissa Agreement, the Sarissa Group will, and will cause its affiliates to, vote all of the shares of Common Stock that are beneficially owned by them as of the record date for the 2018 Annual Meeting for the election of each of Odysseas Kostas, M.D., George Bickerstaff, III, Jules Haimovitz, Sarah Schlesinger, M.D. and Mark DiPaolo, Esq. at the Annual Meeting.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board of Directors or a committee of our Board of Directors. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board of Directors or a committee of our Board of Directors determines that the transaction is in, or is not inconsistent with, our and our stockholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Delivery of Documents to Stockholders Sharing an Address

        A number of brokers with account holders who are Innoviva, Inc. stockholders may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Innoviva, Inc., 2000 Sierra Point Parkway, Suite 500, Brisbane, California 94005 Attention: Corporate Secretary or contact Eric d'Esparbes, Interim Principal Executive Officer, Senior Vice President and Chief Financial Officer, at (650) 238-9640. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

 FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such forward-looking statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the Company, future purchases under the Company's future capital return program or otherwise, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for products, and projections of revenue, expenses and other financial items. These forward-looking statements are based on the current estimates and assumptions of the management of the Company as of the date of this Proxy Statement and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK; delays or difficulties in commencing or completing clinical studies; the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective; dependence on third parties to conduct its clinical studies; delays or failure to achieve and maintain regulatory approvals for product candidates; risks of collaborating with third parties to discover, develop and commercialize products; significant litigation and environmental matters; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; the ability to protect and enforce the Company's intellectual property rights; and the ability to respond to the actions of the Company's competitors. In addition to the risks described above and in the Company's other filings with the SEC, other unknown or unpredictable factors also could affect the Company's results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

By Order of the Board of Directors
Eric d'Esparbes Interim Principal Executive Officer, Senior Vice President and Chief Financial Officer

March 23, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INNOVIVA, INC. 2000 SIERRA POINT PARKWAY, SUITE 500 BRISBANE, CA 94005 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E42320-P03943 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INNOVIVA, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. George W. Bickerstaff, III 1b. Mark DiPaolo, Esq. 1c. Jules Haimovitz 1d. Odysseas D. Kostas, M.D. 1e. Sarah Schlesinger, M.D. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. Approve the non-binding advisory resolution regarding executive compensation. 3. Ratify the selection by the Audit Committee of the Board of Directors for Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E42321-P03943 INNOVIVA, INC. Annual Meeting of Stockholders April 24, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Eric d'Esparbes, with power of substitution, as proxy and attorney-in-fact and hereby authorizes Mr. d'Esparbes to represent and vote, as provided on the other side, all the shares of Innoviva, Inc. Common Stock which the undersigned is entitled to vote, and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 24, 2018 or at any adjournment or postponement thereof with all powers which the undersigned would possess if present at the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

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Innoviva, Inc. 2000 Sierra Point Parkway, Suite 500 Brisbane, California 94005 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On April 24, 2018
Innoviva, Inc. 2000 Sierra Point Parkway, Suite 500 Brisbane, California 94005 PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE(1)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT(1)
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
OTHER MATTERS
FORWARD-LOOKING STATEMENTS